UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material under §240.14a-12

UNIQURE N.V.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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uniQure N.V.

Paasheuvelweg 25a

1105BP Amsterdam

The Netherlands

+1-339-970-7000

May 1, 2017

Dear Shareholder:

On behalf of the Board of Directors of uniQure N.V. (the “Company”), I invite you to attend our 2017 Annual General Meeting of Shareholders (the “2017 Annual Meeting”).  The 2017 Annual Meeting will be held on June 14, 2017, at 9:30 a.m., Central European Summer Time at the Company’s principal executive offices located at Paasheuvelweg 25a, 1105BP Amsterdam, the Netherlands.

The matters to be voted upon at the 2017 Annual Meeting are listed in the Notice of the 2017 Annual Meeting and are more fully described in the proxy statement accompanying this letter (the “Proxy Statement”).

At the 2017 Annual Meeting, you will be provided an opportunity to ask questions regarding the matters to be voted upon, gain an up-to-date perspective on the Company and its activities, and meet the directors of the Company.

We have opted to provide our materials pursuant to the full set delivery option in connection with the 2017 Annual Meeting. Under the full set delivery option, a company delivers all proxy materials to its shareholders. Accordingly, you should have received our proxy materials by mail or, if you previously agreed, by e-mail. These proxy materials include this Notice of Annual Meeting of Shareholders, Proxy Statement, proxy card and the Annual Report on Form 10-K. These materials are available free of charge at http://www.edocumentview.com/QURE and, if you are a registered holder, you may vote at http://www.investorvote.com/QURE. Further instructions for accessing the proxy materials and voting are described in the Notice of the 2017 Annual Meeting and the Proxy Statement.  Your vote is very important.  Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold.  If you are a shareholder of record, you may vote over the Internet, by telephone or by completing, signing, dating and mailing the accompanying proxy card in the return envelope. If mailing the proxy card within the United States, no additional postage is required. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the 2017 Annual Meeting, provided you have notified the Company of your intention to attend the meeting no later than June 12, 2017.  If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so.  In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

Thank you for your continuing interest in the Company. We look forward to seeing you at the 2017 Annual Meeting.

If you have any questions about the Proxy Statement, please contact investor relations at investors@uniQure.com.

By Order of the Board of Directors,

Matthew Kapusta
Chief Executive Officer, interim Chief Financial Officer and Executive Director

uniQure N.V.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

June 14, 2017

To the Shareholders of uniQure N.V.:

Notice is hereby given that the 2017 Annual General Meeting of Shareholders (the “2017 Annual Meeting”) of uniQure N.V., a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands (the “Company,” “uniQure,” and “we”), will be held on June 14, 2017, at 9:30 a.m., Central European Summer Time, at the Company’s principal executive offices located at Paasheuvelweg 25a, 1105BP Amsterdam, the Netherlands, for the following purposes:

I.	Opening and announcements
II.	Report on the financial year 2016 (for discussion only)
III.	Explanation of the application of the remuneration policy (for discussion only)
IV.	Adoption of the 2016 Dutch statutory annual accounts and treatment of the results (voting proposal no. 1)
V.	Discharge of the members of the Board of Directors (voting proposal no. 2)
VI.	Board Appointments (voting proposal no. 3):
a) appointment of Paula Soteropoulos as non-executive director
b) appointment of Will Lewis as non-executive director;
VII.	Renew the designation of the Board as the competent body to issue Ordinary Shares and options and to limit or exclude preemptive rights (voting proposal no. 4)
VIII.	Reauthorize the Board to repurchase Ordinary Shares (voting proposal no. 5)
IX.	Reappointment of PricewaterhouseCoopers Accountants N.V. as external auditors of the Company for the financial year 2017 (voting proposal no. 6)
X.	Amendment of the Articles (voting proposal no. 7)
XI	Any other business
XII.	Closing of the meeting

Our Board of Directors (our “Board”) recommends that you vote “FOR” each of the voting proposals noted above.

A number of the agenda items are presented to the 2017 Annual Meeting as a result of our company being organized under the laws of the Netherlands. Several matters that are within the authority of the board of directors under the corporate laws of most U.S. states require shareholder approval under Dutch law. Additionally, Dutch corporate governance provisions require certain discussion topics for annual general meeting of shareholders upon which shareholders do not vote.

The Board has fixed the close of business on May 17, 2017 as the record date and, therefore, only the Company’s shareholders of record at the close of business on May 17, 2017 are entitled to receive this notice (this “Notice”) and to vote at the 2017 Annual Meeting and any adjournment thereof.

Only shareholders who have given notice in writing to the Company by June 12, 2017 of their intention to attend the 2017 Annual Meeting in person are entitled to attend the 2017 Annual Meeting in person. The conditions for attendance at the 2017 Annual Meeting are as follows:

1.                                      Shareholders of record (“Registered Shareholders”) must (i) notify the Company of their intention to attend the 2017 Annual Meeting by submitting their name and the number of registered shares held by them through the Company’s email address at investors@uniQure.com no later than June 12, 2017 and (ii) bring a form of personal picture identification to the 2017 Annual Meeting; and

2.                                      Holders of shares held in street name (“Beneficial Holders”) must have their financial intermediary, agent or broker with whom the shares are on deposit issue a proxy to them which confirms they are authorized to take part in and vote at the 2017 Annual Meeting. These Beneficial Holders must (i) notify the Company of their intention to attend the 2017 Annual Meeting by submitting their name and the number of shares beneficially owned by them through the Company’s email address at investors@uniQure.com no later than June 12, 2017, (ii) bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date to the 2017 Annual Meeting, (iii) bring the proxy issued to them by their financial intermediary to the 2017 Annual Meeting and (iv) bring a form of personal picture identification to the 2017 Annual Meeting.

A proxy statement more fully describing the matters to be considered at the 2017 Annual Meeting (the “Proxy Statement”) is attached to this Notice.  Copies of our Annual Report on Form 10-K for the year ended December 31, 2016 (the “Annual Report on Form 10-K”), including our financial statements and notes thereto, as filed with the Securities and Exchange Commission, accompany this Notice, but are not deemed to be part of the Proxy Statement.

We have opted to provide our materials pursuant to the full set delivery option in connection with the 2017 Annual Meeting. Under the full set delivery option, a company delivers all proxy materials to its shareholders. This delivery can be by mail or, if a shareholder has previously agreed, by e-mail. In addition to delivering proxy materials to shareholders, the company must also post all proxy materials on a publicly accessible website and provide information to stockholders about how to access that website. Accordingly, you should have received our proxy materials by mail or, if you previously agreed, by e-mail. These proxy materials include this Notice of Annual Meeting of Shareholders, Proxy Statement, proxy card and the Annual Report on Form 10-K. These materials are available free of charge at http://www.edocumentview.com/QURE.

Our Dutch statutory annual accounts are available on our website at www.uniqure.com.

If you do not plan on attending the 2017 Annual Meeting and if you are a Registered Shareholder, please vote via the Internet or, if you are a Beneficial Holder, please submit the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the meeting.  You may submit your voting instruction form by mail.  If you are a Registered Shareholder, you also may vote by telephone or by submitting a proxy card by mail.  If you are a Beneficial Holder, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you also may have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone.  Follow the instructions on the voting instruction form you receive from your broker or nominee.  You do not need to affix postage to the enclosed reply envelope if you mail it within the United States.  If you attend the meeting, you may withdraw your proxy and vote your shares personally.

All proxies submitted to us will be tabulated by Computershare. All shares voted by Registered Shareholders present in person at the 2017 Annual Meeting will be tabulated by the secretary designated by the chairman of the 2017 Annual Meeting.

All shareholders are extended an invitation to attend the 2017 Annual Meeting.

By Order of the Board of Directors,

/s/ Matthew Kapusta
Matthew Kapusta
Chief Executive Officer and Executive Director
May 1, 2017

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on June 14, 2017

The Proxy Statement, Proxy Card, and our 2016 Annual Report on Form 10-K are available at

http://www.edocumentview.com/QURE.

1.	NOTE REGARDING FORWARD-LOOKING STATEMENTS	7

2.	PROXY STATEMENT FOR THE 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS	8

3.	AGENDA ITEM I—OPENING AND ANNOUNCEMENTS	12

4.	AGENDA ITEM II —REPORT ON THE FINANCIAL YEAR 2016	12

5.	AGENDA ITEM III —EXPLANATION OF THE APPLICATION OF THE REMUNERATION POLICY	12

6.	AGENDA ITEM IV VOTING PROPOSAL NO. 1 —ADOPTION OF THE 2016 DUTCH STATUTORY ANNUAL ACCOUNTS AND TREATMENT OF THE RESULTS	12

7.	AGENDA ITEM V VOTING PROPOSAL NO. 2— DISCHARGE OF THE MEMBERS OF THE BOARD	13

8.	AGENDA ITEM VI VOTING PROPOSAL NO. 3 — BOARD APPOINTMENTS	13

9.	AGENDA ITEM VII VOTING PROPOSAL NO. 4—RENEW THE DESIGNATION OF THE BOARD AS THE COMPETENT BODY TO ISSUE ORDINARY SHARES AND OPTIONS AND TO LIMIT OR EXCLUDE PREEMPTIVE RIGHTS	14

10.	AGENDA ITEM VIII VOTING PROPOSAL NO. 5—REAUTHORIZATION OF THE BOARD TO REPURCHASE ORDINARY SHARES	15

11.	REPORT OF THE AUDIT COMMITTEE	17

12.	AGENDA ITEM IX VOTING PROPOSAL NO. 6—REAPPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18

13.	AGENDA ITEM X VOTING PROPOSAL NO. 7— AMENDMENT TO THE COMPANY’S ARTICLES OF ASSOCIATION	19

14.	AGENDA ITEM XI—ANY OTHER BUSINESS	19

15.	AGENDA ITEM XII—CLOSING OF THE MEETING	19

16.	CORPORATE GOVERNANCE	20

17.	SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	27

18.	CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS	28

19.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29

20.	COMPENSATION COMMITTEE REPORT	32

21.	MANAGEMENT COMPENSATION	33

22.	SUMMARY COMPENSATION TABLE	37

23.	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END (2016)	37

24.	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	38

25.	DIRECTOR COMPENSATION	41

26.	DIRECTOR COMPENSATION TABLE	41

27.	GENERAL MATTERS	42

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in the following proxy statement for the 2017 Annual General Meeting of Shareholders are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created by those sections. Forward-looking statements are based on our current expectations of future events, and are generally identified by words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions or future dates. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied. The most significant factors known to us that could materially adversely affect our business, operations, industry, financial position or future financial performance are described in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 15, 2017, in “Part I, Item 1A, Risk Factors,” which is being provided to you together with this proxy statement. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made, and should recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described in our Annual Report on Form 10-K, including in “Part I, Item 1A. Risk Factors,” as well as others that we may consider immaterial or do not anticipate at this time. The risks and uncertainties described in our Annual Report on Form 10-K are not exclusive and further information concerning our company and our businesses, including factors that potentially could materially affect our operating results or financial condition, may emerge from time to time. We undertake no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any further disclosures we make on related subjects in our future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file with or furnish to the SEC.

uniQure N.V.

Paasheuvelweg 25a

1105BP Amsterdam

The Netherlands

+1-339-970-7000

PROXY STATEMENT FOR THE 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on June 14, 2017 at 9:30 a.m., Central European Summer Time

This proxy statement (the “Proxy Statement”), which includes the explanatory notes to the agenda for the 2017 Annual General Meeting of Shareholders (the “2017 Annual Meeting”), and the accompanying proxy card (the “Proxy Card”), are being furnished with respect to the solicitation of proxies by the Board of Directors (the “Board”) of uniQure N.V., a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands (the “Company,” “uniQure” or “we”), for the 2017 Annual Meeting.  The 2017 Annual Meeting will be held at 9:30 a.m., Central European Time, on June 14, 2017, and at any adjournment thereof, at the Company’s principal executive offices, Paasheuvelweg 25a, 1105BP Amsterdam, the Netherlands.

The approximate date on which the Proxy Statement and Proxy Card are intended to be first sent or given to the Company’s shareholders (each a “Shareholder”, and collectively, the “Shareholders”) is May 18, 2017.

The purposes of the 2017 Annual Meeting are to discuss and vote on the following:

I.	Opening and announcements;
II.	Report on the financial year 2016 (discussion item);
III.	Explanation of the application of the remuneration policy (discussion item);
IV.	Adoption of the 2016 Dutch statutory annual accounts and treatment of the results (voting proposal no. 1);
V.	Discharge of the members of the Board of Directors (voting proposal no. 2);
VI.	Board Appointments (voting proposal no. 3):
a) appointment of Paula Soteropoulos as non-executive director; and
b) appoinment of Will Lewis as non-executive director;
VII.	Renew the designation of the Board as the competent body to issue Ordinary Shares and options and to limit or exclude preemptive rights (voting proposal no. 4);
VIII.	Reauthorize of the Board to repurchase Ordinary Shares (voting proposal no. 5);
IX.	Reappointment of PricewaterhouseCoopers Accountants N.V. as external auditors of the Company for the financial year 2017 (voting proposal no. 6);
X.	Amendment of the Articles of Association (voting proposal no. 7);
XI.	Any other business that comes properly before the 2017 Annual Meeting; and
XII.	Closing of the meeting.

Who May Vote

Shareholders of record of our ordinary shares (the “Ordinary Shares”) as of the close of business on May 17, 2017 (the “Record Date”) are entitled to receive notice and to vote at the 2017 Annual Meeting and any adjournment thereof.  On March 31, 2017, we had issued and outstanding 25,475,894 Ordinary Shares.  We have no other securities entitled to vote at the 2017 Annual Meeting.  Each Ordinary Share is entitled to one vote on each matter. There is no cumulative voting.

A list of Shareholders entitled to vote at the 2017 Annual Meeting will be available at the 2017 Annual Meeting and will also be available for ten (10) days prior to the 2017 Annual Meeting, during regular office hours, at the principal executive offices of the Company, located at Paasheuvelweg 25a, 1105BP Amsterdam, the Netherlands, by contacting investor relations.

Each matter proposed by the Board shall be adopted by a simple majority of the votes cast at the 2017 Annual Meeting. Under the Nasdaq rules, the presence at the 2017 Annual Meeting of 33 1/3% of the outstanding Ordinary Shares, represented in person or by proxy, is required for a quorum.  “Abstentions and “broker non-votes,” if any, will be counted as present and entitled to vote for purposes of determining whether a quorum is present for the transaction of business at the meeting.

“Broker non-votes” are shares represented at the 2017 Annual Meeting held by brokers, bankers or other nominees (i.e., in “street name”) and are not voted on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Generally, brokerage firms may vote to ratify the selection of independent auditors and on other “discretionary” or “routine” items. In contrast, brokerage firms may not vote to elect directors, because those proposals are considered “non-discretionary” items. Accordingly, if you do not instruct your broker how to vote your shares on “non-discretionary” matters, your broker will not be permitted to vote your shares on these matters.  This is a “broker non- vote.”

Methods of Voting

If you were a record holder of Ordinary Shares on May 17, 2017, you may vote as follows:

•                  By Internet.  Access the website of the Company’s tabulator, Computershare, at: http://www.investorvote.com/QURE, using the voter control number printed on the furnished proxy card.  Your shares will be voted in accordance with your instructions.  You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message.  If you vote on the Internet, you also may request electronic delivery of future proxy materials.

•                  By Telephone.  Call 1-800-652-8683 toll-free from the U.S., U.S. territories and Canada and follow the instructions on the enclosed proxy card.  Your shares will be voted in accordance with your instructions.  You must specify how you want your shares voted or your telephone vote cannot be completed. You must have the control number that is included on the proxy card when voting.

•                  By Mail.  Complete and mail a proxy card in the enclosed postage prepaid envelope to the address provided.  Your proxy will be voted in accordance with your instructions.  If you are mailed or otherwise receive or obtain a proxy card, and you choose to vote by telephone or by Internet, you do not have to return your proxy card.

•                  In Person at the Meeting.  If you attend the 2017 Annual Meeting, be sure to bring a form of personal picture identification with you. You may deliver your completed proxy card in person, or you may vote by completing a ballot, which will be available at the meeting.  Directions to the Annual Meeting are available by contacting Investor Relations at , uniQure N.V., Paasheuvelweg 25a, 1105BP Amsterdam, the Netherlands, telephone number +1-339-970-7000, email investors@uniQure.com.

If your Ordinary Shares are held in street name (held for your account by a broker or other nominee) on May 17, 2017, you may vote:

•                  By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.

•                  By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•                  In Person at the Meeting. If you attend the meeting, in addition to picture identification, you should bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting.

Board’s Recommendations

The Board recommends a vote:

•                  Voting Proposal No. 1: “FOR” adoption of the 2016 Dutch statutory annual accounts and treatment of the results.

•                  Voting Proposal No. 2: “FOR” discharge of the members of the Board.

•                  Voting Proposal No. 3: “FOR” election of certain members of the Board.

•                  Voting Proposal No. 4: “FOR” renewing the designation of the Board as the competent body to issue Ordinary Shares and options and to limit or exclude preemptive rights.

•                  Voting Proposal No. 5: “FOR” reauthorization of the Board to repurchase Ordinary Shares.

•                  Voting Proposal No. 6: “FOR” reappointment of PricewaterhouseCoopers Accountants N.V. as the Company’s independent registered public accounting firm for the financial year 2017.

•                  Voting Proposal No. 7: “FOR” the Amendment of the Articles of Association.

Voting by Proxy

The Ordinary Shares represented by any proxy duly given will be voted at the 2017 Annual Meeting in accordance with the instructions of the Shareholder.  You may vote “FOR” or “AGAINST” or “ABSTAIN” from each of the proposals. If no specific instructions are given, the shares will be voted “FOR” the voting proposals described in this Proxy Statement.  In addition, if any other matters come before the 2017 Annual Meeting, the persons named in the accompanying Proxy Card will vote in accordance with their best judgment with respect to such matters.

Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted.  Such revocation may be effected in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of Investor Relations at the address of our principal executive office set forth above, or by your attendance and voting in person at the 2017 Annual Meeting or any adjournment thereof.  Unless so revoked, the shares represented by a proxy, if received in time, will be voted in accordance with the directions given therein.

If the 2017 Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the 2017 Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the 2017 Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

You are requested, regardless of the number of shares you own or your intention to attend the 2017 Annual Meeting, to vote as soon as possible by proxy.  You do not need to affix postage to the enclosed reply envelope if you mail it within the United States.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, by electronic mail or by phone through agents of the Company.  Additionally, the employees of the Company, who will receive no extra compensation therefor, may solicit proxies personally, by telephone, electronic mail, facsimile or mail.  The Company will also reimburse banks, brokers or other institutions for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2016 Annual Report on Form 10-K (including the financial statements and schedules thereto) as filed with the Securities and Exchange Commission (the “SEC”) (the “2016 Annual Report”) and this Proxy Statement will be delivered to an address where two or more Shareholders reside unless we have received contrary instructions from a Shareholder residing at such address.  A separate Proxy Card will be delivered to each Shareholder at the shared address.

If you are a Shareholder who lives at a shared address and you would like additional copies of the 2016 Annual Report, the Proxy Statement, or any future annual reports or proxy statements, please contact Investors Relations, uniQure N.V., Paasheuvelweg 25a, 1105BP Amsterdam, the Netherlands, telephone number +1-339-970-7000, email investors@uniQure.com, and we will promptly mail you copies.  This Proxy Statement and the 2016 Annual Report are also available at http://www.edocumentview.com/QURE.  If you are receiving multiple copies of this Proxy Statement and 2016 Annual Report at your household and wish to receive only one, please contact Investor Relations at the mailing address, phone number or email address listed above.

Voting Results

The preliminary voting results will be announced at the 2017 Annual Meeting. The final results will be disclosed in a Current Report on Form 8-K within four days after the meeting date.

Status as an “emerging growth company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups (JOBS) Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering in February 2014, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Contact for Additional Questions

If you hold your shares directly, please contact Investor Relations at uniQure N.V., Paasheuvelweg 25a, 1105BP Amsterdam, the Netherlands, telephone number +1-339-970-7000, email investors@uniQure.com. If your shares are held in street name, please use the contact information provided on your voting instruction form or contact your broker or nominee holder directly.

AGENDA ITEM I—OPENING AND ANNOUNCEMENTS

The Chairman will open the 2017 Annual Meeting and make any announcements.

AGENDA ITEM II —REPORT ON THE FINANCIAL YEAR 2016

This item is for discussion only.

Under this agenda item, the Board will discuss the business and results of operations of the Company as contained in the Dutch statutory annual report for the year December 31, 2016 (the “2016 Dutch Statutory Annual Report”). Our 2016 Dutch Statutory Annual Report includes our consolidated financial statements for the year ended December 31, 2016, for the uniQure N.V. group, which are comprised of the consolidated statements of financial position, consolidated statements of profit or loss and other comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows with explanatory notes thereto prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the European Union, as well as stand-alone Company-only financial statements of uniQure N.V. for the year ended December 31, 2016, comprising uniQure N.V.’s Company-only statement of financial position and the Company-only statement of profit and loss with explanatory notes thereto prepared in accordance with Book 2 of the Dutch Civil Code (together “2016 Dutch Statutory Annual Accounts”), as well as the Report of the Board of Directors.

In accordance with the Dutch Corporate Governance Code, the contents of the corporate governance chapter in the 2016 Dutch Annual Report, including the Company’s compliance with the Dutch Corporate Governance Code, will also be submitted for discussion.

AGENDA ITEM III —EXPLANATION OF THE APPLICATION OF THE REMUNERATION POLICY

This item is for discussion only.

Under this agenda item and in accordance with the Dutch Civil Code, an explanation will be provided on how the Company’s remuneration policy was applied in fiscal year 2016.

AGENDA ITEM IV

VOTING PROPOSAL NO. 1 —ADOPTION OF THE 2016 DUTCH STATUTORY ANNUAL ACCOUNTS
 AND TREATMENT OF THE RESULTS

As a public limited liability corporation (“namenslooze vennopschaap”) incorporated under the laws of the Netherlands, we are required by both Dutch law and our Articles of Association to prepare the Dutch statutory annual accounts and submit them to our shareholders for confirmation and adoption. Our 2016 Dutch Statutory Annual Accounts differ from the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2016, that were prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), and filed with the SEC. The 2016 Dutch Statutory Annual Accounts contain some disclosures that are not required under U.S. GAAP and not contained in our 2016 Annual Report on Form 10-K.

A copy of our 2016 Dutch Statutory Annual Accounts is available on our website at www.uniqure.com or may be obtained by contacting Investor Relations at investors@uniQure.com or, telephone number +1-339-970-7000.

We will also be filing our Dutch statutory annual accounts on a Current Report on Form 8-K to be filed on or about the date of this Proxy Statement.

Due to the international nature of our business and pursuant to a prior shareholder authorization, our 2016 Dutch Statutory Annual Accounts have been prepared in the English language.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares, present in person or represented by proxy at the 2017 Annual Meeting and entitled to vote, is required to approve Voting Proposal No. 1.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADOPTION OF OUR DUTCH STATUTORY ANNUAL ACCOUNTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016.

AGENDA ITEM V

VOTING PROPOSAL NO. 2— DISCHARGE OF THE MEMBERS OF THE BOARD

At the 2017 Annual Meeting, as contemplated by Dutch law and as is typical for Dutch registered companies, our Shareholders will be asked to grant discharge of liability of the members of our Board in office for the management and conducted policy during the 2016 financial year insofar as the exercise of such duties is reflected in the 2016 Dutch Statutory Annual Report or otherwise disclosed to the 2017 Annual Meeting.

If our Shareholders approve to grant discharge of liability, the members of our Board will not be liable to our Company for actions that such directors took on behalf of our Company in the exercise of their duties in 2016 and as reflected in the 2016 Dutch Statutory Annual Report or otherwise disclosed to the 2017 Annual Meeting.  Therefore, this release does not apply to matters that were not previously disclosed to our Shareholders.  This release also is subject to the provisions of Dutch law relating to liability upon commencement of bankruptcy or other insolvency proceedings.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares, present in person or represented by proxy at the 2017 Annual Meeting and entitled to vote, is required to approve Voting Proposal No. 2.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE GRANT OF DISCHARGE OF LIABILITY OF THE MEMBERS OF OUR BOARD IN OFFICE DURING THE FISCAL YEAR ENDED DECEMBER 31, 2016 FOR THE MANAGEMENT AND CONDUCTED POLICY DURING OUR FISCAL YEAR ENDED DECEMBER 31, 2016 INSOFAR AS THE EXERCISE OF SUCH DUTIES IS REFLECTED IN THE DUTCH STATUTORY ANNUAL REPORT OR DISCLOSED TO THE 2017 ANNUAL MEETING.

AGENDA ITEM VI

 VOTING PROPOSAL NO. 3 — BOARD APPOINTMENTS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company.  It selects the Company’s senior management, delegates authority for the conduct of the Company’s day-to-day operations to those senior managers, and monitors their performance.  Members of the Board are kept informed of the Company’s business by, among other things, participating in Board and Committee meetings and by reviewing analyses and reports provided to them.

The Board is currently made up of seven directors.  The term of office of two non-executive directors, Will Lewis and Paula Soteropoulos, is scheduled to expire at the 2017 Annual Meeting; the term of office of one non-executive director, Philip Astley-Sparke, is scheduled to expire on the date of the 2018 annual meeting (the “2018 Annual Meeting”); the term of office of one executive director, Matthew Kapusta, is scheduled to expire on the date of the 2019 annual meeting (the “2019 Annual Meeting”); and the term of office of three non-executive directors, Jack Kaye, David Schaffer, and Sander van Deventer, is scheduled to expire on the date of the 2020 annual meeting (the “2020 Annual Meeting”).  All directors will hold office for a maximum term of four years, or until their earlier death, resignation, removal or disqualification. Our Articles of Association do not require the terms of the directors be staggered.

The Board has nominated Paula Soteropoulos for reelection to the Board, to serve until the 2021 annual general meeting of shareholders or until her earlier death, resignation, removal or disqualification. The Board has also nominated Will Lewis for reelection to the Board, to serve until the 2018 annual general meeting of shareholders or until his earlier death, resignation, removal or disqualification. Mr. Lewis has informed the Board that he anticipates that he will not be able to remain on the Board in the long term due to his other business commitments, and that if one or more additional nominees are identified by the Board for election, he anticipates that he would resign before the end of his term. The Board believes that Mr. Lewis’s continued membership on the Board in the near-term will ensure that a majority of the members of the Board are independent within the meaning of the applicable Nasdaq rules and is therefore in the best interests of the Company and its shareholders.

The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below.

The names, positions with the Company and ages as of the Record Date of the individuals who are our nominees for election as directors are:

Name	Age	Position	Director Since
Paula Soteropoulos	49	Non-Executive Director	2013
Will Lewis	48	Non-Executive Director	2014

PAULA SOTEROPOULOS. Paula Soteropoulos, age 49, has served as a member of our Board of Directors since July 2013. Ms. Soteropoulos is president and chief executive officer of Akcea Therapeutics, a position she has held since January 2015. From

July 2013 to December 2014, she served as Senior Vice President and General Manager, Cardiometabolic Business and Strategic Alliances at Moderna Therapeutics Inc. Prior to this Ms. Soteropoulos worked at Genzyme Corporation, a biotechnology company, from 1992 to 2013, most recently as Vice President and General Manager, Cardiovascular, Rare Diseases. Ms. Soteropoulos holds a bachelor of science degree in chemical engineering and a master of science degree in chemical and biochemical engineering, both from Tufts University, and holds an executive management certificate from the University of Virginia, Darden Graduate School of Business Administration. Ms. Soteropoulos serves on the Advisory Board for the Chemical and Biological Engineering Department of Tufts University. We believe Ms. Soteropoulos is qualified to serve on our Board of Directors due to her extensive experience in the biotechnology industry.

WILL LEWIS. Will Lewis, age 48, has served as a member of our Board since June 2014. Mr. Lewis is currently President, Chief Executive Officer and member of the Board of Directors of Insmed (NASDAQ: INSM), a biopharmaceutical company specialized in inhalation therapies for orphan lung diseases. Prior to joining Insmed in 2012, he was President and Chief Financial Officer of Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), which he also co-founded. At Aegerion, he played a pivotal role in reorienting the company’s strategy to focus on orphan disease indications. He previously worked in the U.S. and Europe in investment banking for JP Morgan, Robertson Stephens and Wells Fargo. During his time in banking, he was involved in a broad range of domestic and international capital raises and advisory work valued at more than $20 billion. He serves on the Board of Directors of Oberlin College and is a member of the Visiting Committees of the Weatherhead School of Management of Case Western Reserve University and The Hawken School. He holds a B.A. from Oberlin College and an M.B.A./J.D. from Case Western Reserve University. We believe that Mr. Lewis is qualified to serve as a non-executive director due to the depth of his experience in the biotechnology and finance industries.

For information as to the Ordinary Shares held by Ms. Soteropoulos and Mr. Lewis, see “Security Ownership of Certain Beneficial Owners and Management.”

There are no arrangements or understandings between the nominees, directors or executive officers and any other person pursuant to which our nominees, directors or executive officers have been selected for their respective positions.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares, present in person or represented by proxy at the 2017 Annual Meeting and entitled to vote, is required to elect each director nominee. Each proposed non-executive director appointment is considered a separate voting item under Dutch law.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE NOMINEES FOR DIRECTOR.

AGENDA ITEM VII

VOTING PROPOSAL NO. 4—RENEW THE DESIGNATION OF THE BOARD AS THE COMPETENT BODY TO ISSUE ORDINARY SHARES AND OPTIONS AND TO LIMIT OR EXCLUDE PREEMPTIVE RIGHTS

At the 2017 Annual Meeting, as contemplated by Dutch law and as is typical for Dutch registered companies, our shareholders will be asked to: (i) redesignate our Board as the competent body to issue Ordinary Shares and to grant rights to subscribe for Ordinary Shares up to a maximum of (i) our authorized share capital in the event of an underwritten public offering, or (ii) a maximum of 19.9% of our aggregate issued capital at the time of issuance in connection with any other single issuance (or series of related issuances), for a term of 18 months with effect from the date of the 2017 Annual Meeting, and (ii) renew the authority of our Board to limit or exclude pre-emptive rights in connection therewith.  This authority to issue authorized shares and exclude pre-emptive rights is similar to that generally afforded under state law to boards of directors of companies domiciled in the United States.

Our current authorized share capital consists of 60,000,000 Ordinary Shares, each with a nominal value per share of €0.05.  Under Dutch law and our Articles of Association, we are required to seek the approval of our shareholders each time we wish to issue shares of our authorized ordinary share capital unless our shareholders have authorized our Board to issue shares.  This authorization may not continue for more than five years, but may be given on a rolling basis.  At our 2016 annual meeting of shareholders held on June 15, 2016, our Board received authorization to issue ordinary shares and options under the Restated 2014 Plan (as defined below), and to exclude pre-emptive rights in connection with those shares. We also currently have authorization from our shareholders to issue Ordinary Shares, or grant rights to subscribe for Ordinary Shares, up to a maximum of (i) our authorized share capital in the event of an underwritten public offering or (ii) a maximum of 19.9% of the Company’s aggregate issued capital at the time of issuance (less any shares issued pursuant to such authority) in connection with other issuances.  This existing authorization expires on December 15, 2017, and it is common practice for Dutch companies to seek to renew this authorization annually on a rolling basis.  The approval of this voting proposal will maintain our flexibility to allow our Board to issue our Ordinary Shares without the delay and expense of calling extraordinary general meetings of shareholders.

We currently issue Ordinary Shares from our authorized share capital to satisfy our obligations under awards granted under our equity compensation plans, and the Shareholders have separately authorized such plans.  Other than ordinary share issuances in connection with our equity compensation plans, we do not have any specific plans, proposals, or arrangements to issue any of our authorized Ordinary Shares for any purpose.  However, in the ordinary course of our business, our Board may determine from time to time that the issuance of authorized and unissued shares is in the best interests of our company, including in connection with equity compensation or future acquisitions or financings.

Under Dutch law, holders of our Ordinary Shares would generally have a pro rata pre-emptive right of subscription to any of our ordinary shares issued for cash. A pre-emptive right of subscription is the right of our current shareholders to maintain their percentage ownership of our ordinary shares by buying a proportional number of any new ordinary shares that we issue. However, Dutch law and our Articles of Association permit our shareholders to authorize our Board to exclude or restrict these pre-emptive rights. This authorization may not continue for more than five years, but may be given on a rolling basis. We currently have authorization from our shareholders to exclude or restrict these pre-emptive rights, which authorization expires on December 15, 2017, and it is common practice for Dutch companies to seek to renew this authorization annually on a rolling basis.

At the 2017 Annual Meeting, we are asking our shareholders to renew the authority of our Board to issue our Ordinary Shares, grant rights to purchase or subscribe for our unissued Ordinary Shares up to a maximum of (i) our authorized share capital in the event of an underwritten public offering, or (ii) a maximum of 19.9% of our aggregate issued capital at the time of issuance in connection with any other single issuance (or series of related issuances), from time to time, and exclude or limit pre-emptive rights in connection therewith, both for a term of 18 months with effect from the date of the 2017 Annual Meeting.  This authority to issue shares is similar to that generally afforded under state law to the boards of directors of public companies domiciled in the United States. Management believes that retaining the flexibility to allow our Board to issue our Ordinary Shares for acquisitions, financings or other business purposes in a timely manner without first obtaining specific shareholder approval is important to our continued growth.  Furthermore, our Ordinary Shares are listed on the NASDAQ Global Select Market, and the issuance of additional shares will remain subject to Nasdaq rules.  For example, one of the Nasdaq rules requires shareholder approval for the issuance of shares in a private placement in excess of 20% of the shares outstanding, with several exceptions.

If our shareholders do not redesignate our Board as the competent body to issue Ordinary Shares and to grant rights to subscribe for Ordinary Shares on the terms set forth above, then the previous authorization would remain in place, and our Board would continue to retain authority to issue our Ordinary Shares and grant rights to subscribe for our Ordinary Shares pursuant to that authorization until it expires on December 15, 2017.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares, present in person or represented by proxy at the 2017 Annual Meeting and entitled to vote, is required to approve Voting Proposal No. 4.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RENEWAL OF THE AUTHORITY OF OUR BOARD TO ISSUE OUR ORDINARY SHARES, GRANT RIGHTS TO PURCHASE OR SUBSCRIBE FOR, OUR UNISSUED ORDINARY SHARES UP TO A MAXIMUM OF OUR AUTHORIZED SHARE CAPITAL, AND EXCLUDE OR RESTRICT PRE-EMPTIVE RIGHTS FROM TIME TO TIME, FOR A TERM OF 18 MONTHS WITH EFFECT FROM THE DATE OF THE 2017 ANNUAL MEETING.

AGENDA ITEM VIII

VOTING PROPOSAL NO. 5—REAUTHORIZATION OF THE BOARD TO REPURCHASE ORDINARY SHARES

At the 2017 Annual Meeting, as contemplated by Dutch law and as is typical for Dutch registered companies, our shareholders will be asked to authorize our Board to acquire the Company’s own fully paid-up Ordinary Shares up to a maximum of 10% of the issued share capital of the Company for a period of 18 months from the date of the 2017 Annual Meeting in open market purchases, through privately negotiated transactions, or by means of self-tender offer or offers, at prices per share ranging up to 110% of the market price per share at the time of the transaction.  This authority to repurchase shares is similar to that generally afforded under state law to public companies domiciled in the United States.  For purposes of this authorization, “market price” means the highest price officially quoted for the Ordinary Shares on any of the official stock markets on which the Ordinary Shares are listed during any of the 30 banking days preceding the date the repurchase is effected or proposed.  The current authorization of our Board to repurchase shares is scheduled to expire on December 15, 2017.

Under Dutch law and our Articles of Association, our Board may, subject to certain Dutch statutory provisions, be authorized to repurchase our issued shares on our behalf in an amount, at prices and in the manner authorized by the general meeting of shareholders.  Adoption of this voting proposal will allow us to have the flexibility to repurchase our shares without the expense of calling an extraordinary general meeting of shareholders.  Such authorization may not continue for more than 18 months, but may be given on a rolling basis.  Although our Board has no present intention to commence an open market or other share repurchase program, our Board believes that we would benefit by authorizing our Board to repurchase our shares if the Board believes such repurchases would be in the best interests of our company and shareholders.  For example, to the extent our Board believes that our shares may be undervalued at the market levels at which they are then trading, repurchases of our share capital may represent an attractive investment for us. Such shares could be used for any valid corporate purpose, including use under our equity compensation plans, or for acquisitions, mergers or similar transactions.  The reduction in our issued capital resulting from any such purchases will increase the proportionate interest of the remaining shareholders in our net worth and whatever future profits we may earn.  However, the number of shares repurchased, if any, and the timing and manner of any repurchases would be determined by our Board, in light of prevailing market conditions, our available resources and other factors that cannot be predicted now.  The nominal value of the shares in our capital which we acquire, hold, hold as pledgee or which are acquired or held by one of our subsidiaries, may never exceed 50% of our issued share capital.

In order to provide us with sufficient flexibility, our Board proposes that our Shareholders authorize our Board for an 18-month period from the date of the 2017 Annual Meeting to acquire the Company’s own fully paid-up Ordinary Shares up to a maximum of 10% of the issued share capital of the Company on the open market, or through privately negotiated repurchases or in self-tender offers, at prices ranging up to 110% of the market price per share at the time of the transaction, within the limits set by Dutch law and the Company’s Articles of Association.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares, present in person or represented by proxy at the 2017 Annual Meeting and entitled to vote, is required to approve Voting Proposal No. 5.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE AUTHORIZATION OF THE BOARD TO REPURCHASE FULLY PAID UP ORDINARY SHARES UP TO 10 % OF THE ISSUED SHARE CAPITAL FOR A PERIOD OF 18 MONTHS FROM THE DATE OF THE 2017 ANNUAL MEETING AT A REPURCHASE PRICE BETWEEN THE NOMINAL VALUE OF THE ORDINARY SHARES CONCERNED AND AN AMOUNT EQUAL TO 110% OF THE MARKET PRICE PER SHARE AT THE TIME OF THE PURCHASE.

REPORT OF THE AUDIT COMMITTEE

The report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended.

The Audit Committee of our Board is responsible for assisting the Board in fulfilling its oversight responsibilities regarding the Company’s financial accounting and reporting processes, system of internal control, audit process, and process for monitoring compliance with laws and regulations.

Management of the Company has the primary responsibility for preparing the Company’s consolidated financial statements as well as establishing and maintaining the integrity of the Company’s financial reporting process, accounting principles and internal controls.  PricewatershouseCoopers Accounts N.V., the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles.

In this context, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2016 with the Company’s management and PricewatershouseCoopers Accounts N.V.  To ensure independence, the Audit Committee met separately with PricewatershouseCoopers Accounts N.V. and members of the Company’s management.  These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 , as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.  In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526 of the PCAOB requiring independent registered public accounting firms to annually disclose in writing all relationships that, in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence, and it has discussed with PricewatershouseCoopers Accounts N.V. its independence from the Company.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission.

The Audit Committee

/s/ Jack Kaye
Jack Kaye, Chairman

/s/ Will Lewis
Will Lewis

/s/ Paula Soteropoulos
Paula Soteropoulos

May 1, 2017

AGENDA ITEM IX

VOTING PROPOSAL NO. 6—REAPPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board has selected PricewaterhouseCoopers Accountants N.V. (“PWC”) to serve as our auditor and independent registered public accounting firm who will (i) audit the Dutch Annual Accounts to be prepared in accordance with the International Financial Reporting Standards, as adopted by the European Union (IFRS), for the year ending December 31, 2017 and (ii) serve as our independent registered public accounting firm for purposes of reporting pursuant to U.S. law for the fiscal year ending December 31, 2017.  As required by Dutch law, shareholder approval must be obtained for the selection of PWC to serve as our auditor and independent registered public accounting firm. We expect that a representative of PWC will be present at the Annual Meeting and will be available to answer appropriate questions. The representative will also have the opportunity to make a statement if they desire to do so.

PWC has served as our independent registered public accounting firm since April 2013.  The services provided to us by PWC during the years ended December 31, 2016 and 2015 are described below under “Principal Accountant Fee Information.”

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance.

Principal Accountant Fees and Services

We regularly review the services and fees of our independent registered public accountants.  These services and fees are also reviewed by the Audit Committee on an annual basis.  The following table shows the fees paid or accrued by the Company for audit and other services provided by PWC for the fiscal years ended December 31, 2016 and 2015:

	2016 ($)	2015 ($)
	(in thousands)
Audit fees	1,150	816
Audit-related fees	—	—
Tax fees	—	20
All other fees	1,150	836

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by PWC, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit.  The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months.  Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares, present in person or represented by proxy at the 2017 Annual Meeting and entitled to vote, is required to approve Voting Proposal No. 6.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS ACCOUNTANTS N.V.  AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

AGENDA ITEM X

VOTING PROPOSAL NO. 7— AMENDMENT TO THE COMPANY’S ARTICLES OF ASSOCIATION

The Board is proposing three amendments to the Company’s Articles of Association, (i) an amendment to article 7.7 to provide that the minimum number of executive directors shall be one, (ii) an amendment to article 9.1.2 to change the term “Annual Report” to “Report of the Board” in compliance with the implementation of the EU Directive on Annual Accounts and (ii) an amendment to article 8.6.1 to require that 33 1/3% of the outstanding Ordinary Shares, be represented in person or by proxy, to form a quorum at a meeting of the Company’s shareholders.

Article 7.7 of our Articles of Association currently contemplates that there will be two executive directors who will act for the Company.  The proposal would reduce the minimum number of executive directors to one.

In article 9.1.2, our Articles of Association currently refer to the annual report to be produced by the Company.  With the implementation of the EU Directive on Annual Accounts, the term annual report has been changed to management report.  We have proposed an amendment so that our Articles of Association refer to a Report of the Board to incorporate this regulatory change into our governing document.

Under Dutch law, there is no quorum requirement for the Company’s annual general meeting and we have not previously had a quorum requirement in our Articles of Association.  Nasdaq rule 5620(c) requires that a company listed on Nasdaq provide for a quorum of 33 1/3% of the outstanding shares of a company’s common voting stock (or in our case, ordinary shares) in its constitutional documents.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares, present in person or represented by proxy at the 2017 Annual Meeting and entitled to vote, is required to approve Voting Proposal No. 7.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE AMENDMENT OF THE COMPANY’S ARTICLES OF ASSOCIATION.

AGENDA ITEM XI—ANY OTHER BUSINESS

The 2017 Annual Meeting will review and discuss any other business brought to its attention.

AGENDA ITEM XII—CLOSING OF THE MEETING

The Chairman will adjourn the meeting.

CORPORATE GOVERNANCE

Board Leadership Structure and Composition

We have a one-tier board structure under Dutch law.  Our Articles of Association provide that the number of members of our Board will be determined by our Board, provided that the Board shall be comprised of at least one executive director and at least two non-executive directors.  Our Board currently consists of seven directors, one of whom is an executive director and six of whom are non-executive directors. If a director is to appointed, the non-executive directors make a binding nomination which is approved by the general meeting of shareholders pursuant to the procedure described in voting proposal number 3. Under our Articles of Association, a general meeting of shareholders may suspend or dismiss a director by at least a two thirds majority of votes cast, provided that such majority represents more than half the issued share capital. The Board may suspend (but may not dismiss) an executive director. In the event of an absence or inability to act with respect to one or more of the directors, our Articles of Association provide that the non-executive directors shall be authorized to temporarily fill the vacant position for a period up to the first general meeting, or in the case of a director unable to act, up to the moment he is no longer able to act.

Under our Articles of Association and Dutch law, the members of our Board are collectively responsible for our management, general and financial affairs, and policy and strategy.  Our executive director is primarily responsible for managing our day-to-day affairs.  Our non-executive members supervise our executive director and our general affairs, and provide general advice to him.  In performing their duties, our directors are guided by the interest of our company and, with the boundaries set by relevant Dutch law, must take into account the relevant interests of our stakeholders.  In consultation with the Nominating and Corporate Governance Committee, the Board has determined that the current board structure is appropriate for the Company. Having four-year terms for each of our directors provides for stability, continuity and experience among our Board. Further, the Board believes that building a cohesive board of directors is an important goal. In our industry in particular, long-term focus is critical. The time horizon required for successful development of gene therapies makes it vital that we have a board that understands the implications of this process and has the ability to develop and implement long-term strategies while benefiting from an in-depth knowledge of our business and operations. Our current board structure helps to ensure that there will be the continuity and stability of leadership required to navigate a challenging economic environment while resisting the pressure to focus on short-term results at the expense of the long-term value and success of the Company. Our future success depends in significant part on the ability to attract and retain capable and experienced directors. In this regard, we believe that longer terms for our directors will enhance director independence from both management and stockholder special interest groups.

Under our Articles of Association and consistent with Dutch corporate governance principles, the Board appoints an executive director as chief executive officer and appoints a non-executive director as chairman of the Board. We believe that the separation of these roles services our shareholders and us well. Philip Astley-Sparke serves as our Chairman.  The duties and responsibilities of the Chairman include, among others: determining the agenda and chairing the meetings of the Board, managing our Board to ensure that it operates effectively, ensuring that the members of our Board receive accurate, timely, and clear information, encouraging active engagement by all members of our Board, promoting effective relationships and open communication between non-executive directors and the executive directors, and monitoring effective implementation of our Board decisions.

There are no arrangements or understandings between the directors or executive officers and any other person pursuant to which our directors or executive officers have been selected for their respective positions.

Directors and Senior Management

Set forth below are the names of our current directors and officers, their ages (as of March 31, 2017), all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

Name	Age	Position
Matthew Kapusta	44	Chief Executive Officer, interim Chief Financial Officer, Executive Director
Philip Astley-Sparke	45	Chairman, Non-Executive Director
Jack Kaye	73	Non-Executive Director
Will Lewis	48	Non-Executive Director
David Schaffer	46	Non-Executive Director
Paula Soteropoulos	49	Non-Executive Director
Sander van Deventer	62	Non-Executive Director
Christian Meyer	50	Chief Medical Officer
Harald Petry	58	Chief Scientific Officer
Paul Firuta	51	Chief Commercial Officer
Jonathan Garen	51	Chief Business Officer
Maria Cantor	49	Senior Vice President, Investor Relations & Communications
Maiken Keson-Brookes	44	Senior Vice President and General Counsel
Alex Kuta	57	Senior Vice President, Regulatory Affairs

MATTHEW KAPUSTA. Matthew Kapusta, age 44, joined uniQure as our chief financial officer in January 2015 and was elected to our Management Board at the 2015 annual general meeting. In December 2016 he was appointed our chief executive officer.  Prior to joining uniQure, Mr. Kapusta was Senior Vice President at AngioDynamics (NASDAQ: ANGO) from 2011 to 2014, responsible for corporate development, strategic planning and national accounts. Prior to AngioDynamics, he served as Vice President, Finance for Smith & Nephew Orthopaedics. Mr. Kapusta’s career also includes more than a decade of investment banking experience focused on emerging life sciences companies. Mr. Kapusta was Managing Director, Healthcare Investment Banking at Collins Stewart, and held various positions at Wells Fargo Securities, Robertson Stephens and PaineWebber. Mr. Kapusta holds a Master of Business Administration from New York University’s Stern School of Business, a Bachelor of Business Administration from University of Michigan’s Ross School of Business and earned his Certified Public Accountant license in 1996 while at Ernst & Young. We believe that Mr. Kapusta is qualified to serve as our CEO, executive director and interim CFO due to his broad expertise in the biotechnology and finance industries.

PHILIP ASTLEY-SPARKE.  Philip Astley-Sparke, age 45, has served as a member of our Board since June 2015 and as chairman since 2016. He was previously president of uniQure Inc. from January 2013 until February 2015 and was responsible for building uniQure’s U.S. infrastructure. Mr. Astley-Sparke is currently Executive Chairman and co-founder of Replimune Limited, a company developing second-generation oncolytic vaccines. Mr. Astley-Sparke served as vice president and general manager at Amgen, Inc. (NASDAQ: AMGEN), a biopharmaceutical company, until December 2011, following Amgen’s acquisition of BioVex Group, Inc., a biotechnology company, in March 2011. Mr. Astley-Sparke had been President and Chief Executive Officer of BioVex Group, which developed the first oncolytic vaccine to be approved in the western world following the approval of Imlygic in 2015. He oversaw the company’s relocation to the U.S. from the UK in 2005. Prior to BioVex, Mr. Astley-Sparke was a healthcare investment banker at Chase H&Q/Robert Fleming and qualified as a Chartered Accountant with Arthur Andersen in London. Mr Astley-Sparke has been a venture partner at Forbion Capital Partners, a venture capital fund, since May 2012 and serves as Chairman of the Board of Oxyrane, a biotechnology company. We believe that Mr. Astley-Sparke is qualified to serve as a non-executive director due to his expertise and experience in the biotechnology industry.

JACK KAYE. Jack Kaye, age 73, has served as a member of our Board since 2016. Mr. Kaye has also served as Chairman of the Audit Committee of Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX) since 2006 and is currently chairman of the Audit Committee and a member of the Compensation Committee of Dyadic International, Inc. (OTC: DYAI). Mr. Kaye began his career at Deloitte LLP, an international accounting, tax and consulting firm, in 1970, and was a partner in the firm from 1978 until May 2006. At Deloitte, he was responsible for servicing a diverse client base of public and private, global and domestic companies in a variety of industries. Mr. Kaye has extensive experience consulting with clients on accounting and reporting matters, private and public debt financings, SEC rules and regulations and corporate governance/Sarbanes-Oxley matters. Prior to retiring, Mr. Kaye served as Partner-in-Charge of Deloitte’s Tri-State Core Client practice, a position he held for more than 20 years. Mr. Kaye has a Bachelor of Business Administration from Baruch College and is a Certified Public Accountant. We believe that Mr. Kaye is qualified to serve as a non-executive director due to his extensive accounting and financial experience.

WILL LEWIS. Will Lewis, age 48, has served as a member of our Board since June 2014. Mr. Lewis is currently President, Chief Executive Officer and member of the Board of Directors of Insmed (NASDAQ: INSM), a biopharmaceutical company specialized in inhalation therapies for orphan lung diseases. Prior to joining Insmed in 2012, he was President and Chief Financial Officer of Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), which he also co-founded. At Aegerion, he played a pivotal role in reorienting the company’s strategy to focus on orphan disease indications. He previously worked in the U.S. and Europe in investment banking for JP Morgan, Robertson Stephens and Wells Fargo. During his time in banking, he was involved in a broad range of domestic and international capital raises and advisory work valued at more than $20 billion. He serves on the Board of Directors of Oberlin College and is a member of the Visiting Committees of the Weatherhead School of Management of Case Western Reserve University and The Hawken School. He holds a B.A. from Oberlin College and an M.B.A./J.D. from Case Western Reserve University. We believe that Mr. Lewis is qualified to serve as a non-executive director due to the depth of his experience in the biotechnology and finance industries.

DAVID SCHAFFER. David Schaffer, age 49, has served as a member of our Board since January 2014. Dr. Schaffer is Professor of Chemical and Biomolecular Engineering, Bioengineering, and Neuroscience at University of California Berkeley, a position he has held since 2007, as well as Director of the Berkeley Stem Cell Center since 2011. Dr. Schaffer is also co-founder of 4D Molecular Therapeutics, a company specializing proprietary technology for gene therapy products. We entered into a collaboration and license agreement with 4D Molecular Therapeutics in January 2014. Previously, Dr. Schaffer was Assistant Professor from 1999 to 2005 and Associate Professor from 2005 to 2007 at the University of California, Berkeley Department of Chemical Engineering & Helen Wills Neuroscience Institute. He has served on the boards of the American Society for Gene and Cell Therapy and the Society for Biological Engineering. He has more than 20 years of experience in chemical and molecular engineering, and stem cell and gene therapy research, has over 165 scientific publications, and serves on five journal editorial boards and five industrial scientific advisory boards. Dr. Schaffer holds a bachelor of science degree in Chemical Engineering from Stanford University and a Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology. We believe that Dr. Schaffer is qualified to serve as a non-executive director due to his experience in the biotechnology industry and his expertise in that field.

PAULA SOTEROPOULOS. Paula Soteropoulos, age 49, has served as a member of our Board since July 2013. Ms. Soteropoulos is president and chief executive officer of Akcea Therapeutics, a position she has held since January 2015. From July 2013 to December 2014, she served as Senior Vice President and General Manager, Cardiometabolic Business and Strategic Alliances at Moderna Therapeutics Inc. Prior to this Ms. Soteropoulos worked at Genzyme Corporation, a biotechnology company, from 1992 to 2013, most recently as Vice President and General Manager, Cardiovascular, Rare Diseases. Ms. Soteropoulos holds a bachelor of science degree in chemical engineering and a master of science degree in chemical and biochemical engineering, both from Tufts University, and holds an executive management certificate from the University of Virginia, Darden Graduate School of Business Administration. Ms. Soteropoulos serves on the Advisory Board for the Chemical and Biological Engineering Department of Tufts University. We believe Ms. Soteropoulos is qualified to serve as a non-executive director due to her extensive experience in the biotechnology industry.

DR. SANDER VAN DEVENTER. Dr. Sander van Deventer, age 62, has served as a member of our Board since April 2012 and served as member of the AMT supervisory board from April 2010 to April 2012. Dr. van Deventer was one of our co-founders. He served as our interim Chief Executive Officer from February to October 2009. He has been Professor of Translational Gastroenterology at the Leiden University Medical Center since 2008 and is a partner of Forbion Capital Partners, which he joined in 2006. He serves on the boards of enGene Inc., Argos Biotherapeutics, gICare Pharma Inc and Hookipa Biotech. He was previously a professor, head of the department of experimental medicine and chairman of the department of gastroenterology of the Academic Medical Center at the University of Amsterdam from 2002 to 2004, and subsequently professor of experimental medicine at the University of Amsterdam Medical School until 2008. Dr. van Deventer is currently a professor at Leiden University Medical Center. He has more than 15 years of experience in biotechnology product development. He is the author of more than 400 scientific articles in peer-reviewed journals, and he serves as an advisor to regulatory authorities including the EMA and FDA. Dr. van Deventer holds a degree in medicine as well as a Ph.D. from the University of Amsterdam. We believe that Dr. van Deventer is qualified to serve as non-executive director due to his expertise in the biotechnology industry and his service on the boards of directors of other biotechnology companies.

CHRISTIAN MEYER. Christian Meyer, age 50, has served as our Chief Medical Officer since October 2013. Dr. Meyer has more than 16 years of clinical research experience with both biotechnology companies and large pharma, with particular expertise in the development of treatments for rare diseases, including acute intermittent porphyria and lysosomal storage disorders. From 2010-2013 he was the chief medical officer at Cardoz AB, a pharmaceutical company. Prior to that, from 2006 to 2010, Dr. Meyer held leadership positions in clinical development at Symphogen A/S, a biopharmaceutical company, where he was senior vice president for medical affairs and vice president of clinical development. Prior to Symphogen A/S, he played an important role in clinical development at Zymenex A/S and spent five years in clinical development at Novo Nordisk A/S, both biopharmaceutical companies. Dr. Meyer received both his M.D. and Ph.D. degrees from the University of Copenhagen, Denmark.

PAUL FIRUTA. Paul Firuta, age 51, has served as our Chief Commercial Officer since May 2016. Mr. Firuta has more than 25 years of industry experience successfully commercializing products targeting rare diseases. He joined from BioBlast Pharma (NASDAQ: ORPN) where he held the position of Chief Commercial Officer from August 2015 to April 2016. Prior to this, from March 2014 to February 2015 he was President of U.S. Commercial Operations at NPS Pharmaceuticals (NASDAQ: NPSP) were he lead the development and execution of the Gattex® sales and marketing plan as well as the commercial launch of Natpara®. Over the course of his career, Mr. Firuta has held various leadership roles at biopharmaceutical companies including Vice President and General Manager, Americas at ViroPharma, Inc. (NASDAQ: VPHM) where he was responsible for U.S. commercial operations for Cinryze® and Vancocin®, representing over $400 million in U.S. revenue. Additionally, he was Vice President — Managed Markets at LEV Pharmaceuticals and Executive Director National Accounts at OraPharma. Mr. Firuta holds a Master of Business Administration from St. Joseph’s University in Philadelphia, Pennsylvania and a Bachelor of Science degree from King’s College, Wilkes-Barre, Pennsylvania.

JONATHAN GAREN. Jonathan Garen, age 51, has served as our Chief Business Officer since July 2016. Most recently, from 2015 to 2016, Mr. Garen served as Chief Business Officer at Syros Pharmaceuticals (NASDAQ: SYRS), where he was responsible for business transactions including partnering Syros’ technology platform and drug assets, and bringing in products to enhance and accelerate its pipeline. Prior to joining Syros, Mr. Garen was the Assistant Vice President of Business Development at Forest Laboratories (NASDAQ: FRX) from 2003 to 2014, and subsequently, Actavis, plc until 2015 following its acquisition of Forest Laboratories. At Forest Laboratories and Actavis, Mr. Garen was responsible for numerous acquisitions and license agreements to build the companies’ pipeline in all its focus therapeutic areas, and led a team of business development professionals. Earlier in his career, Mr. Garen was Director of Global Licensing with Pharmacia Corporation and a Founder and Vice President of Technology Exchange, Inc., in New York, NY. Mr. Garen holds a Master of Environmental Science degree from Yale University and a Bachelor of Science degree in Physics from the Massachusetts Institute of Technology.

HARALD PETRY. Harald Petry, age 58, has served as our Chief Scientific Officer since January 2012. Dr. Petry joined AMT in May 2007 as director of research and development. He has worked in the area of gene therapy for more than 15 years and has extensive experience in pharmaceutical research. Prior to joining us, he worked at Jenapharm GmbH (Germany), a pharmaceutical company, from 2001 to 2002 and Berlex Biosciences (US), a biotechnology company, from 2002 to 2007 in different functions with increasing managerial and leadership responsibility. Dr. Petry holds his doctoral degree in biology from Justus-Liebig-Universität Giessen.

MARIA CANTOR.  Maria Cantor, age 49, has served as our Senior Vice President of Investor Relations and Communications since June 2016. Ms. Cantor joined uniQure from ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) where she most recently held the role of Senior Vice President, Corporate Affairs.  She was a member of the senior management team and was responsible for investor relations and corporate communications for the company since 2008. She played an active role in several successful financing rounds for ARIAD and led the communications program for the clinical development, regulatory approval and product launch of the company’s first cancer therapeutic, Iclusig®, approved in both the U.S. and Europe. Prior to joining ARIAD, she held the position of Senior Director, Corporate Communications at Genzyme, where she was involved in all aspects of corporate and product communications from 2001 to 2008. In addition to her extensive expertise as a communicator for leading biotechnology companies, Ms. Cantor also held senior communications positions within the healthcare industry including Director, Marketing and Public Relations at the St. Elizabeth Medical Center in Boston, and as Director, Marketing and Communications at Optima Healthcare Inc. in Manchester, New Hampshire. Ms. Cantor holds a Master of Science in Communications Management from Syracuse University, S.I. Newhouse School of Public Communications in Syracuse, New York and a Bachelor of Science in Mass Communication/Broadcast Journalism from Emerson College in Boston.

MAIKEN KESON-BROOKES. Maiken Keson-Brookes, age 44, has served as our Senior Vice President and General Counsel since December 2016. Most recently, from 2010 to 2016 she served as Senior Vice President and General Counsel at Forum Pharmaceuticals in Waltham, Mass. During her time there, she created Forum’s first legal department to support all aspects of the business and provide in-house legal support to four global Phase III trials in 25 countries enrolling over 2,000 patients. Prior to joining Forum, she was Associate General Counsel at Biogen Idec (NASDAQ: BIIB), first in Switzerland and then in the United States. Ms. Keson-Brookes has extensive international experience, and is admitted as an attorney in New York and as a solicitor in England and Wales. She holds a bachelor’s and master’s degree in law from King’s College London.

ALEX KUTA. Alex Kuta, age 57, has served as our Senior Vice President Regulatory Affairs since January 2017. Dr. Kuta joined uniQure from EMD Serono where he served as Vice President of Research & Development Global Regulatory Affairs from 2016 to 2017 and where he was a member of the U.S. Leadership Team.  In this role, he was responsible for driving the strategic direction of EMD Serono’s regulatory efforts in immune-mediated diseases, oncology and regulatory CMC, as well as strengthening interactions with the U.S. Food and Drug Administration (FDA). Prior to joining EMD Serono, Dr. Kuta was Vice President of Global Regulatory Affairs and a member of the Executive Leadership Team at Lantheus Medical Imaging from 2012 to 2013. His previous experience includes senior roles at AMAG Pharmaceuticals (NASDAQ: AMAG) and at Genzyme Corporation, where he served for 15 years in regulatory leadership positions of increasing responsibility.  Prior to joining industry, he was Chief of the Cytokine and Gene Therapy Branch in the Center for Biologics at FDA.   Dr. Kuta has also served as a member of the BIO Regulatory Affairs Leadership Committee, Cell and Gene Therapy Working Group and the ICH Gene Therapy Working Group. Dr. Kuta holds a Bachelor of Science degree from Saint John’s University and a Ph.D. from Chicago Medical School at Rosalind Franklin U-Med & Science. He conducted his post-doctoral studies at the National Cancer Institute/ National Institutes of Health.

Risk Oversight

Generally, the Board, in its advisory capacity, and the Company’s management regularly review the Company’s strategic plan which includes, among other things, the various business, clinical, developmental, financial and other market risks confronting, and opportunities available to, the Company at any given time. Specifically, pursuant to the Company’s Corporate Governance Guidelines and Board Rules, the Board is charged with assessing major risks facing the Company and reviewing options to mitigate such risks. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of the Company, the Board addresses the primary risks associated with those operations and corporate functions. In addition, the Board reviews the risks associated with the Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

The Board has delegated certain risk oversight responsibilities to its committees (the “Committees”). Each of our Board’s Committees also oversees the management of the Company’s risk that falls within each Committee’s areas of responsibility. In performing this function, each Committee has full access to management, as well as the ability to engage advisors. For example, the Audit Committee is required to regularly review and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Nominating and Corporate Governance Committee is required to regularly review the corporate governance principles of the Company and recommend to the Board any proposed changes it may deem appropriate.  The Compensation Committee considers risks related to the attraction and retention of professional talent and the implementation and administration of compensation and benefit plans affecting the Company’s employees.  All Committees are required, pursuant to their respective charters, to report regularly to the Board.  The activities of the Audit, Nominating and Corporate Governance and Compensation Committees are more fully described below.

Board Determination of Director Independence

Our securities are listed on the NASDAQ Global Market and we use the standards of “independence” prescribed by rules set forth by Nasdaq.  Under Nasdaq rules, a majority of a listed company’s board of directors must be comprised of independent directors.  In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit committee and compensation committee be independent and, in the case of audit committees, satisfy additional independence criteria set forth in Rule 10A-3, under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”).  Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board has determined that each of Jack Kaye, Will Lewis, Paula Soteropoulos, and Dr. Sander van Deventer has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards of the Nasdaq rules and the SEC.  Our Board has determined that each of Matthew Kapusta, David Schaffer and Philip Astley-Sparke do not qualify as “independent” under the Nasdaq rules.  Our Board has also determined that each of the current members of our Audit Committee and our Compensation Committee satisfies the independence standards for such committee established by Rule 10A-3 under the Exchange Act, the SEC rules and the Nasdaq rules, as applicable, and that the current members of the Nominating and Corporate Governance Committee are also independent.  In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management.

Board Meetings

The Board met 6 times during the calendar year ended December 31, 2016.  Other than Joseph Feczko, who is no longer a director, each of the directors attended at least 75% of the meetings of the Board and the Committees on which he or she served during the year ended December 31, 2016 (in each case, which was held during the period for which he or she was a director and/or a member of the applicable Committee).  Ferdinand Verdonck, the chairman at the time, and Dr. van Deventer attended our 2016 annual meeting of shareholders held on June 15, 2016.  The Company encourages its directors to attend the annual meeting of Shareholders. Executive sessions, or meetings of the independent directors without management present, are held regularly.

Committees and Committee Meetings

The Board has a standing Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee, each of which is comprised solely of independent directors, and is described more fully below. The members of each Committee are appointed by our Board.  From time to time, the Board may establish other committees.  Below is a description of the three principal Committees.

Audit Committee and Audit Committee Financial Expert

The Audit Committee is currently comprised of Jack Kaye, Will Lewis, and Paula Soteropoulos. Jack Kaye serves as the Chair of the Audit Committee.  The Audit Committee has determined that Mr. Kaye is independent within the meaning of the SEC and Nasdaq rules and is an “audit committee financial expert” within the meaning of the SEC’s rules and regulations and has the level of financial sophistication required by Nasdaq Rule 5605(c)(2)(A).  The Audit Committee believes that Mr. Kaye’s experience, as discussed in his biography above, qualifies him as an “audit committee financial expert.” Effective upon the closing of the 2017 Annual Meeting, the Audit Committee will be comprised of Jack Kaye, Paula Soteropoulos and Philip Astley-Sparke. Jack Kaye will continue to serve as chair of the Audit Committee and will remain the Audit Committee’s “audit committee financial expert” within the meaning of the SEC’s rules and regulations. Each of Jack Kaye and Paula Soteropoulos satisfies the director independence standards and the independence standards for members of the Audit Committee established by SEC and Nasdaq. Mr. Astley-Sparke meets the criteria for appointment to the Audit Committee pursuant to the “exceptional and limited circumstances” set out in Nasdaq listing rule 5605(c)(2)(B).  Pursuant to such exception, a director who (i) is not an “independent director” as defined by Nasdaq rules, (ii) meets the criteria set forth in Section 10A(m)(3) of the Exchange Act and the rules thereunder, and (iii) is not currently an executive officer or employee or a family member of an executive officer, may be appointed to a company’s audit committee, if a company’s board, under exceptional and limited circumstances, determines that the membership on the audit committee by such individual is required by the best interests of the Company and its shareholders.

As noted above, our Board has determined that Philip Astley-Sparke does not currently qualify as “independent” under Nasdaq rules, because he served as President of uniQure, Inc., our US subsidiary, from January 2013 until February 2015. Our Board has determined that it is in the best interests of the Company and its shareholders to appoint Mr. Astley-Sparke to the Audit Committee following the 2017 Annual Meeting. Mr. Astley-Sparke was responsible for building our Company’s U.S. infrastructure and has had in-depth experience with several biotechnology companies, and therefore has a deep understanding of our Company and our industry. In addition, Mr. Astley-Sparke’s experience as an investment banker and chartered accountant has given him a high degree of financial sophistication and understanding of financial statements, which would make him a valuable member of the Audit Committee. Our Board reviewed Mr. Astley-Sparke’s business relationship with the Company that disqualifies him as “independent” under the Nasdaq Rules and concluded that this relationship did not impair his ability to fulfill his responsibilities as a member of the Audit Committee. In accordance with Rule 5605(c)(2)(B), Mr. Astley-Sparke will not serve on the Audit Committee for more than two years and will not chair the Audit Committee.

As noted above, the Audit Committee is governed by the Audit Committee Charter.  A copy of this Charter is available on our website at www.uniqure.com under “Investors & Newsroom — Audit Committee Charter.”  In addition to the risk oversight responsibilities discussed above, the Audit Committee’s other responsibilities include recommending the selection of our independent registered public accounting firm; reviewing with the Company’s independent registered public accounting firm the procedures for and results of their audits; reviewing with the independent accountants and management our financial reporting,  internal controls and internal audit procedures; reviewing and approving related party transactions; and reviewing matters relating to the relationship between the Company and our independent registered public accounting firm, including the selection of and engagement fee for our independent registered public accounting firm, and assessing the independence of the independent registered public accounting firm.  The Audit Committee has the authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties.

The Audit Committee met 6 times during 2016.

Compensation Committee

The Compensation Committee is currently comprised of Sander van Deventer and Will Lewis.  Sander van Deventer serves as the Chair of the Compensation Committee. Effective upon the closing of the 2017 Annual Meeting, the Compensation Committee will be comprised of Sander van Deventer and Jack Kaye. Sander van Deventer will continue to serve as chair of the Compensation Committee. Each of Sander van Deventer and Jack Kaye satisfies the director independence standards and the independence standards for members of the Compensation Committee established by SEC and Nasdaq. The Compensation Committee is governed by the Compensation Committee Charter. A copy of this Charter is available on our website at www.uniqure.com under “Investors & Newsroom — Compensation Committee Charter.”  In addition to the risk oversight responsibilities discussed above, the Compensation Committee’s other responsibilities include reviewing and approving or recommending to the Board for approval, as appropriate, the compensation of our executive officers following consideration of corporate goals and objectives relevant to such executive officers; overseeing the evaluation of the Company’s senior executives; reviewing and making recommendations to the Board regarding incentive compensation and equity-based plans; and administering our stock option plans.  Without further action from the Board, the Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation and is empowered to pay compensation to such consultants and other outside advisors.

The Compensation Committee retained Willis Towers Watson to act as a compensation consultant during the year ended December 31, 2016. The compensation consultant provided assistance in designing and reviewing our management and director compensation programs. Willis Towers Watson’s engagement included reviewing base salaries, equity incentives and other compensation for directors and senior management, including against a peer group of companies. In making decisions regarding the form and amount of compensation to be paid to directors and senior management, the Compensation Committee considered the information gathered by and recommendations of Willis Towers Watson. The Compensation Committee has assessed the independence of Willis Towers Watson pursuant to SEC rules and Nasdaq listing rules and concluded that the work of Willis Towers Watson did not raise any conflicts of interest.

The Compensation Committee met 6 times during 2016.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of Will Lewis and Sander van Deventer.  Will Lewis currently serves as the Chair of the Nominating and Corporate Governance Committee. Effective upon the closing of the 2017 Annual Meeting, the Nominating and Corporate Governance Committee will be comprised of Sander van Deventer and Paula Soteropoulos. Sander van Deventer will serve as chair of the Compensation Committee. Each of Sander van Deventer and Paula Soteropoulos satisfies the independence standards established by SEC and Nasdaq. Mr. van Deventer is an independent director.  The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter. A copy of this Charter is available on our website at www.uniqure.com under “Investors & Newsroom— Nominating and Corporate Governance Committee Charter.”  In addition to the risk oversight responsibilities discussed above, the Nominating and Corporate Governance Committee’s other responsibilities include identifying individuals qualified to become Board members and to recommend to the Board the nominees for director at annual general meetings of Shareholders; recommending to the Board nominees for each Committee; developing and recommending to the Board corporate governance principles applicable to the Company; and leading the Board in its annual review of the Board’s performance.

The Nominating and Corporate Governance Committee met 3 times during 2016.

Polices Governing Director Nominations

Director Nomination Process

Our Board is responsible for selecting its own members. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate. The Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size and composition of the Board. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company’s business and, in furtherance of this goal, for proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills. The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of other advisors, through the recommendations submitted by Shareholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Candidates recommended by shareholders and other stakeholders are given appropriate consideration in the same manner as other candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualifications and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates as director nominees for election to the Board for the Board’s approval.

Qualifications

The Nominating and Corporate Governance Committee may receive from Shareholders and others recommendations for nominees for election to the Board and recommend to the Board candidates for Board membership for consideration by the Shareholders at the annual meeting of Shareholders. In recommending candidates to the Board, the Nominating and Corporate Governance Committee takes into consideration the Board’s criteria for selecting new directors, including, but not limited to, integrity, past achievements, judgment, intelligence, relevant experience and the ability of the candidate to devote adequate time to Board duties. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for any Board candidate. We do however consider diversity in reviewing director candidates and do not discriminate on the basis of race, religion, sexual orientation, sex or national origin,. Under Dutch law, as a company with fewer than 30% of the directors being women, we are required to disclose the rationale behind our failure to have a specified diversity percentage for the Board and our efforts to obtain such diversity. In order for the Board to fulfill its responsibilities, our Nominating and Corporate Governance Committee believes that the Board should include directors possessing a blend of experience, knowledge and ability, regardless of other characteristics.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Code of Business Conduct and Ethics and Corporate Governance Guidelines and Board Rules

We have adopted a code of business conduct and ethics that is applicable to all of our employees, officers, and directors, including our chief executive officer and chief financial officer.  The code of business conduct and ethics and corporate governance guidelines and board rules are available on our website at www.uniqure.com.  We have also adopted corporate governance guidelines and board rules which are applicable to the company’s management.

In addition to the Listing Rules of the NASDAQ Global Select Stock Market and rules and regulations as promulgated by the SEC, as a Dutch company, our governance practices are governed by the Dutch Corporate Governance Code.  The Dutch Corporate Governance Code (as amended) contains a number of principles and best practices, with an emphasis on integrity, transparency, and accountability as the primary means of achieving good governance.

There is considerable overlap between the requirements we must meet under U.S. rules and regulations and the provisions of the Dutch Corporate Governance Code.  Although we apply several provisions of the Dutch Corporate Governance Code, as a “domestic” issuer, we comply with the Nasdaq corporate governance requirements.

In accordance with the Dutch Corporate Governance Code’s compliance principle of “apply-or-explain,” which permits Dutch companies to be fully compliant with the Dutch Corporate Governance Code by either applying the Dutch practices or explaining why the company has chosen to apply different practices, we disclose in our Dutch statutory annual report that accompanies our Dutch statutory annual accounts to what extent we do not apply provisions of the Dutch Corporate Governance Code, together with the reasons for those deviations.  Our Dutch statutory annual report may be found on the “Investors & Newsroom — Events and Presentations” section of our website at http://www.uniqure.com/investors-newsroom/events-presentations.php.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our Ordinary Shares to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Executive officers, directors, and greater-than-ten-percent holders are required to furnish us with copies of all Section 16(a) forms they file. We were a foreign private issuer until January 1, 2017 and therefore our executive officers, directors and persons who beneficially own more than ten percent of our Ordinary Shares were not required to file reports of their beneficial ownership or changes in beneficial ownership prior to January 1, 2017.

Based solely upon a review of the Forms 3, 4, and 5, as applicable, furnished to us since we ceased to be a foreign private issuer on January 1, 2017, we have determined that our executive officers, directors, and greater-than-ten-percent beneficial owners filed their beneficial ownership and change in ownership reports with the SEC in a timely manner, except as listed below.

Reporting Person	Filing Due Date	Date Filed	Filing
Philip Astley-Sparke	January 3, 2017	January 4, 2017	Form 3
Jonathan Garen	January 3, 2017	January 5, 2017	Form 3
Matthew Kapusta	January 3, 2017	January 5, 2017	Form 3
Maiken Keson-Brookes	January 3, 2017	January 5, 2017	Form 3
Maria E. Cantor	January 3, 2017	January 5, 2017	Form 3
Christian Meyer	January 3, 2017	January 6, 2017	Form 3
Harald Petry	January 3, 2017	January 6, 2017	Form 3
Paul Firuta	January 3, 2017	January 9, 2017	Form 3
Jack Kaye	January 3, 2017	January 10, 2017	Form 3
Alex Kuta	January 27, 2017	February 1, 2017	Form 3
Maria E. Cantor	January 31, 2017	February 21, 2017	Form 4/A
Paul Firuta	January 31, 2017	February 21, 2017	Form 4/A
Jonathan Garen	January 31, 2017	February 21, 2017	Form 4/A
Maiken Keson-Brookes	January 31, 2017	February 21, 2017	Form 4/A
Christian Meyer	January 31, 2017	February 21, 2017	Form 4/A
Harald Petry	January 31, 2017	February 21, 2017	Form 4/A
Matthew Kapusta	February 23, 2017	March 3, 2017	Form 4

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Pre-Approval Policy Regarding Related Party Transactions

The Board has adopted a related party transactions policy, pursuant to which the chief financial officer and the Audit Committee is charged with reviewing and approving or disapproving related party transactions.  A “Related Party Transaction” under the policy means any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) where the amount involved or proposed to be involved exceeds $120,000 (or its equivalent in any currency), in which the Company or any of its controlled subsidiaries was, is or will be a participant (i.e., not necessarily a party) and in which any Related Party had, has or will have a direct or indirect material interest The “Related Party Transactions Policy” supplements the provisions in the Company’s Code of Business Conduct and Ethics concerning potential conflict of interest situations. Pursuant to the policy, compensation of directors and senior management are reviewed and approved by the Compensation Committee.

This written policy covers transactions or series of transactions in which the Company or any subsidiary participates and a “Related Party” has or will have a direct or indirect material interest. For purposes of this policy, a “Related Party” is:

•                  Each director and executive officer of the Company and any person who was serving as a director and/or executive officer at any time since the beginning of the Company’s last fiscal year;

•                  Any nominee for election as a director of the Company;

•                  Any security holder who, at the time of the occurrence of the transaction, owned beneficially or of record more than 5% of any class of the Company’s voting securities;

•                  Any immediate family member of any of the foregoing persons. An “immediate family member” includes the spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and any person (other than a tenant or employee) sharing the household of a director, executive officer, director nominee or greater than 5% security holder of the Company; and

•                  Any entity that employs any person identified in the above or in which any person identified in the above directly or indirectly owns or has a material interest.

Pursuant to the Related Party Transactions Policy, each Company executive officer, director or nominee for director or any other officer or employee who intends to cause the Company to enter into a related party transaction must fully disclose to the chief financial officer all material facts concerning a prospective transaction or arrangement involving the Company in which such person may have an interest. The chief financial officer will review the information and make a preliminary, written conclusion as to whether the transaction is a related party transaction.  If the preliminary conclusion is that the transaction would be a related party transaction, the chief financial officer will present the information and his conclusion to the Audit Committee for review. If a member of the Audit Committee is involved in the transaction, that member will not participate in determining whether the related party transaction is approved or ratified by the Audit Committee. Annually, the Audit Committee will review any previously approved or ratified related party transactions that are continuing and determine based on then-existing facts and circumstances.

Before any related person transaction is approved, the following factors are to be considered:

•                  the Related Party’s interest in the transaction;

•                  the approximate value of the aggregate amount involved in the transaction;

•                  the approximate value of the amount of the Related Party’s interest in the transaction;

•                  a summary of the material terms of and facts relating to the transaction, including any documentation or proposed documentation for the transaction, and identification of the area(s) of the Company’s business directly relevant to the transaction;

•                  where the transaction involves the purchase or sale of products, property or services, the availability of comparable products, property or services from or to (as applicable) unrelated third-party sources;

•                  whether the transaction was undertaken in the ordinary course of business of the Company;

•                  an assessment of whether the transaction’s terms are comparable to terms available from or to (as applicable) unrelated third parties in an arms-length transaction;

•                  the purpose of, and the potential benefits to the Company of the transaction; and

•                  any other information regarding the transaction or the Related Party in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Approval of a transaction under the policy will be granted only if it is determined that, under all of the circumstances, the transaction is in, or not inconsistent with, the best interests of the Company.

Review of Related Party Transactions

Since January 1, 2016, we have engaged in the following transactions with the members of our Board, senior management, parties that held more than 5% of our Ordinary Shares during that period, and their affiliates, which we refer to as our related parties. Each of these transactions was approved in accordance with our Related Transactions Policy.

Grants of Options to Related Parties

We grant options to members of the Board and senior management.  Details of options granted are included within the beneficial ownership table below.

4D Molecular Therapeutics Collaboration

In January 2014, we entered into a collaboration and license agreement with 4D Molecular Therapeutics.   4D Molecular Therapeutics is a company co-founded by Dr. David Schaffer, who was appointed to our Board in January 2014 pursuant to the terms of that collaboration.  In connection with this transaction, we agreed to provide specified research and development financing, are obligated to make certain upfront, royalty and milestone payments, and granted an option to purchase up to 609,744 Ordinary Shares at an exercise price of €0.05 per share. At October 1, 2014, 25% of the options vested (expiring at December 28, 2014), 50% of the options vested at January 31, 2015 (expiring on December 28, 2015) and the remainder vested on January 31, 2016 (expiring on December 28, 2016).

BMS

In April 2015, we and Bristol Myers Squibb (“BMS”) entered into various commercial and investment agreements providing BMS exclusive access to uniQure’s gene therapy technology platform for multiple targets in cardiovascular and other target-specific disease areas.  We received $50 million in upfront payments upon effectiveness of the licensing and collaboration transaction in May 2015. An additional $15 million payment was received in July 2015 upon designation of three additional collaboration targets by BMS.  In addition, pursuant to the collaboration agreements, in June 2015, BMS purchased 1,112,319 of our Ordinary Shares for aggregate consideration of $37.6 million.  Immediately after the issuance, BMS owned 4.9% of our outstanding Ordinary Shares.  In August 2015, we issued an additional 1,275,789 of our Ordinary Shares to BMS for aggregate consideration of $37.9 million.  Immediately after the issuance, BMS owned 9.9% of our outstanding Ordinary Shares. We recognized $3.9 million in license revenue from BMS for the year ended December 31, 2016 (2015: $2.4 million.)

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Based on information publicly filed and provided to us by certain holders, the following table shows the number of our Ordinary Shares beneficially owned as of March 31, 2017, by (i) each person known by us to beneficially own more than five percent of our voting securities, (ii) each named executive officer, (iii) each of our directors, and (iv) all of our named executive officers and directors as a group.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Ordinary Shares that could be issued upon the exercise of outstanding equity awards and warrants held by that person that are currently exercisable or exercisable within 60 of March 31, 2017 days are considered outstanding.  As of March 31, 2017, we had 25,475,894 Ordinary Shares outstanding.  Unless otherwise stated in a footnote, each of the beneficial owners listed below has direct ownership of and sole voting power and investment power with respect to our Ordinary Shares.

Unless otherwise noted below, the address of each director and named executive officer is c/o uniQure N.V., Paasheuvelweg 25a, 1105BP Amsterdam, the Netherlands.

Name and Address of	Ordinary Shares Beneficially Owned
Beneficial Owner	Number	Percent

5% or Greater Shareholders (“Major Shareholders”):
Entities affiliated with Forbion (1)	4,383,669	17.21%

Bristol-Myers Squibb Company (2)	2,388,108	9.37%

Coller International Partners V-A, L.P. (3)	5,373,768	21.09%
Directors and Named Executive Officers

Matthew Kapusta	100,000	0.40%

Philip Astley-Sparke	13,125	*

Jack Kaye	0	*

Will Lewis	17,500	*

David Schaffer	7,534	*

Paula Soteropoulos	20,000	*

Sander van Deventer (1)	12,534	*

Daniel Soland (4)	0	*

Charles Richard (5)	62,500	*

Deya Corzo (5)	31,250	*

Equity awards of all directors and named executive officers as a group (6)	264,443	0.64%

Directors and Named Executive Officers Total	528,886	1.04%

Major Shareholders, Directors and Named Executive Officers Total	8,026,319	31.51%

* Denotes less than 1% beneficial ownership.

(1)                                 The number of shares reported is based solely on the Schedules 13G/A filed by Forbion I Management B.V. on February 14, 2017 and Forbion I Co II Management B.V. on February 15, 2017 and with respect to Coöperative AAC LS U.A., a review of the Company’s registered shareholders as of March 31, 2017. Forbion’s beneficial ownership consists of (i) 987,674 Ordinary Shares held by Coöperative AAC LS U.A., or Coöperative, (ii) 1,530,501 Ordinary Shares held by Forbion Co-Investment Coöperatief U.A., or FCI and (iii) 1,865,494 Ordinary Shares held by Forbion Co-Investment II Coöperatief U.A., or FCI II. Forbion 1 Management B.V., the director of Coöperative and FCI, and Forbion 1 Co II Management B.V., the director of FCI II, and Forbion Capital Partners Management Services B.V., or Forbion Capital Partners, may be deemed to have voting and dispositive power over the Ordinary Shares held by Coöperative, FCI and FCI II. Investment decisions with respect to the Ordinary Shares held by Coöperative, FCI and FCI II can be made by any two of the duly authorized representatives of Coöperative, FCI and FCI II. Dr. van Deventer is a partner of Forbion Capital Partners, which acts as the investment advisor to the directors of Coöperative, FCI and FCI II. Dr. van Deventer disclaims beneficial ownership of such Ordinary Shares, except to the extent of his pecuniary interest therein. The address of Forbion Capital Partners, Coöperative, FCI and FCI II is Gooimeer 2-35, 1411 DC Naarden, The Netherlands.

(2)                                 The registered office of Bristol-Myers Squibb Company, Corp is 345 Park Avenue, New York, NY 10154, United States. The number of shares reported is based solely on a Schedule 13G filed with the Securities and Exchange Commission by Bristol-Myers Squibb Company on August 17, 2015.

(3)                                 Coller International Partners V-A, L.P.’s beneficial ownership consists of (i) 990,099 Ordinary Shares held by Coller International Partners V-A, L.P., or Coller; (ii) 987,674 Ordinary Shares held by Coöperative; (iii) 1,530,501 Ordinary Shares held by FCI; and (iv) 1,865,494 Ordinary Shares held by FCI II. Coller is a limited partner of the Forbion funds. Coller has no dispositive or voting power over ordinary shares held by the Forbion funds and disclaims beneficial ownership of such ordinary shares except to the extent of its pecuniary interest therein. See footnote 1 above. The general partner of Coller is Coller International General Partner V, L.P. of which Coller Investment Management Limited, or CIML, is the general partner. The directors of CIML are Jeremy Joseph Coller, Cyril Joseph Mahon, Roger Alan Le Tissier, Paul McDonald, Peter Michael Hutton, John Charlton Loveless and Andrew Thane Maden Hitchon and may be deemed to share voting and dispositive power with respect to the ordinary shares held by Coller. The CIML directors disclaim beneficial ownership of such ordinary shares except to the extent of their pecuniary interest therein. The address of Coller is c/o Coller Investment Management Limited, PO Box 255, Trafalgar Court, Les Banques, St Peter Port, Guernsey, Channel Islands.

(4)                                 Mr Soland served as our chief executive officer from the beginning of 2016 until September 2016.

(5)                                 Dr. Richard’s and Dr. Corzo’s employments ended effective December 31, 2016. Their beneficial ownership relates to stock options exercisable up to June 30, 2017.

(6)                                 Includes for the persons listed below the following ordinary shares subject to options held by that person that are currently exercisable or become exercisable within 60 days of March 31, 2017 and ordinary shares issuable upon the vesting of RSU awards within 60 days of March 31, 2017:

Name	Options	RSU Awards
Matthew Kapusta	100,000	0
Philip Astley-Sparke	8,125	5,000
Jack Kaye	0	0
Will Lewis	12,500	5,000
David Schaffer	5,000	2,534
Paula Soteropoulos	15,000	5,000
Sander van Deventer (1)	10,000	2,534
Daniel Soland (3)	0	0
Charles Richard (4)	62,500	0
Deya Corzo (4)	31,250	0
Directors and Named Executive Officers Total	244,375	20,068

Securities Authorized for Issuance under Equity Compensation Plans

The table below provides information about our Ordinary Shares that may be issued under our 2014 Amended and Restated Share Option Plan (the “2014 Restated Plan”) and our predecessor plans as of December 31, 2016:

Plan Category	(a)Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights (1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
2012 Equity Incentive Plan (Equity Compensation Plan Approved by Security Holders)	483,006	$5.40	483,006
2014 Restated Plan (Equity Compensation Plan Approved by Security Holders)	2,299,953	$9.83	2,942,093
Equity Compensation Plans Not Approved by Security Holders (2)	337,500	$12.32	0	(3)
Total	3,120,459	$9.41	3,425,099

(1)                                 The exercise price for our RSU and PSU awards is $0.00 and is included in the weighted-average exercise price of outstanding options, warrants and rights.

(2)                                 These awards include inducement grants entered into by the Company outside of the 2014 Restated Plan and the predecessor plans.

(3)                                 At the 2016 annual general meeting of shareholders held on June 15, 2016, our Board was granted the authority to issue a maximum of 19.9% of the Company’s aggregate issued capital outside of a public offering.  As of March 31, 2017, this consisted of 5,069,703 Ordinary Shares. These Ordinary Shares may be issued as part of inducement or other option grants, but are not restricted to that purpose.

COMPENSATION COMMITTEE REPORT

The Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended.

The Compensation Committee has reviewed and discussed the Management Compensation and Director Compensation disclosures with the Company’s management and, based upon such discussions, the Compensation Committee recommended to the Board that the Management Compensation and Director Compensation disclosures be included in this Proxy Statement.

The Compensation Committee

/s/ Sander van Deventer
Sander van Deventer, Chairman

/s/ Will Lewis
Will Lewis

May 1, 2017

MANAGEMENT COMPENSATION

This section discusses the principles and policies underlying our executive compensation program for our named executive officers.  The Compensation Committee oversees our executive compensation programs and approves or makes recommendations to the Board for approval where appropriate and required by the Compensation Committee’s charter.  In this role, the Compensation Committee reviews and approves all compensation decisions relating to our named executive officers.  For fiscal 2016, the following were our named executive officers:

Name	Position
Matthew Kapusta	Chief Executive Officer and interim Chief Financial Officer (1)
Daniel Soland	Chief Executive Officer (1)
Charles Richard	SVP, Research and Development Neuroscience (2)
Deya Corzo	SVP, Therapeutic area head Liver/Metabolism (3)

(1) Mr Soland served as chief executive officer from the beginning of the year until September 2016. Mr. Kapusta was appointed as chief executive officer on an interim basis from September 2016 and permanently from December 2016.

(2) Dr. Richard’s employment ended effective December 31, 2016.

(3) Dr. Corzo’s employment ended effective December 31, 2016.

Objectives of the Company’s Executive Compensation Programs

As determined by the Compensation Committee, the Company’s compensation programs for its senior management is designed to achieve the following objectives:

•                  motivate our senior management to achieve the Company’s annual and long-term corporate objectives and strategies;

•                  provide compensation opportunities that are competitive with similarly sized biotechnology companies;

•                  align executive interests with those of our Shareholders; and

•                  attract and retain talented executives.

Elements of Executive Compensation

At the 2016 Annual General Meeting, the annual meeting of Shareholders adopted a remuneration policy (the “Remuneration Policy”), which structures the compensation granted to our senior managers. The Company’s current executive compensation package for senior management focuses on a fixed base salary, short-term incentives (cash bonus), long-term incentives (equity awards), pension benefits and other benefits. Senior managers are also eligible to receive severance payments under certain circumstances, as further described below.  We utilize base salary to incentivize company and individual performance in relation to competitive market conditions. Short-term incentives are tied to the achievement of pre-determined performance criteria. Our long-term incentives consist of annual and periodic equity awards linked to continued employment and, at the Board’s discretion, the achievement of certain performance targets. Severance and change in control benefits are used to help ensure we retain our executive talent.

The Compensation Committee determines, in its sole discretion, the appropriate components of senior management’s compensation package. Our senior managers’ overall compensation may increase or decrease year-to-year based upon, among other things, his or her annual performance or changes in his or her responsibilities.

Base Salary

As described below, our senior managers receive a base salary, the terms of which are subject to each of their individual employment agreements. Adjustments to base salary may be based upon a number of factors, pursuant to the Company’s standard practices, including seniority, scope of responsibilities, individual performance, contributions to the Company and the Company’s overall financial and stock price performance.  The Compensation Committee annually reviews each senior manager’s base salary and may adjust such senior manager’s base salary after considering his or her responsibilities, performance and contributions to the Company and the Company’s performance.

Short-Term Incentives (Annual Cash Bonus)

The Company’s short-term incentives to senior managers consist of discretionary annual cash bonuses. The annual cash bonus for senior managers is linked to the achievement of pre-determined performance targets approved by the Board.  The award of any bonuses shall be subject to the approval of the Board in its discretion.

Long-Term Incentives (Equity Awards)

The Company’s 2014 Restated Plan provides that the Board may grant equity awards to senior managers.  These grants include annual and periodic equity awards linked to continued employment and, at the Board’s discretion, the achievement of certain performance targets. Such grants as they apply to our named executive officers are fully described below. Pursuant to the 2014 Restated Plan, senior managers may be granted options, restricted share units or performance share units (PSUs). PSU grants are linked to specific performance criteria as determined by the Board and will be earned based on the actual achievement of this specific criteria during the performance period, typically one year following the date of grant (known as the performance period), as determined by the Board.  The vesting period applicable to the PSUs will be set by the Board at the time of grant and is typically three years following the date of the grant.  Upon vesting of the PSUs, shares are automatically granted to the grantee.

Employment Agreements

Matthew Kapusta

Prior to becoming our chief executive officer, Mr. Kapusta served as our chief financial officer. On December 9, 2014, the Company entered into an employment agreement with Mr. Kapusta for the role of chief financial officer (the “Kapusta CFO Agreement”). On March 14, 2017, the Company entered into an amendment the Kapusta CFO Agreement in connection with his new role as chief executive officer (the “Kapusta Agreement Amendment”, the Kapusta CFO Agreement as amended by the Kapusta Amendment Agreement being the “Kapusta Employment Agreement”).  The Kapusta Employment Agreement provides that Mr. Kapusta will earn a base salary equal to $450,000 per year, plus reimbursement of expenses incurred on the Company’s behalf. Mr, Kapusta is also eligible for an annual performance bonus with a target for 2017 of 50% of his base salary and a grant of restricted share units as further described in the Kapusta Employment Agreement. The termination provisions or the Kapusta Employment Agreements are further discussed below. The term of the Kapusta Employment Agreement is through December 31, 2018. A copy of the Kapusta CFO Agreement was filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K as filed with the SEC on March 15, 2017.  A copy of the Kapusta Agreement Amendment was filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K as filed with the SEC on March 15, 2017.  The foregoing descriptions of the Kapusta Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreement.

Daniel Soland

On December 17, 2015, the Company entered into an employment agreement with Mr. Soland for the role of chief executive officer (the “Soland Employment Agreement”). In September 2016, Mr. Soland resigned from his role as chief executive officer.  In connection with his resignation, he executed an acknowledgement and release of claims (the “Soland Release”) which stated he resigned without Good Reason (as defined below) and that he was entitled to no severance or other benefit other than Accrued Benefits (as defined below), to which the Company was entitled to a right of offset. He also released us from all claims related to the termination of his employment.

The Soland Employment Agreement provided that Mr. Soland was to earn a base salary equal to $500,000 per year (to be reviewed annually by the Board for readjustment), plus reimbursement of expenses incurred on the Company’s behalf. Mr. Soland was also entitled to an annual performance bonus with a target of 50% of his base salary. The termination provisions of the Soland Employment Agreement are further discussed below.

Charles Richard

On June 24, 2015, the Company entered into an employment agreement with Dr. Richard for the role of senior vice president, neuroscience research and development (the “Richard Employment Agreement”). As of December 31, 2016, Dr. Richard’s employment with the Company ended.  In connection with the end of his employment, he entered into a separation agreement with the Company (the “Richard Separation Agreement”) which provided for certain compensation related to his separation from employment as described below.  He also released us from all claims related to the termination of his employment.

The Richard Employment Agreement provides that Dr. Richard was to earn a base salary equal to $326,500 per year (to be reviewed annually by the Company’s chief executive officer for readjustment), plus reimbursement of expenses incurred on the Company’s behalf. Dr. Richard was also entitled to a discretionary bonus with a target of 35% of his base salary. The termination provisions of the Richard Employment Agreement were superseded by the Richard Separation Agreement, which is further discussed below.

Dr. Richard is considered one of our named executive officers because of the compensation received in connection with the Richard Separation Agreement.

Deya Corzo

On August 1, 2015, the Company entered into an employment agreement with Dr. Corzo for the role of senior vice president, liver/metabolic therapeutics leader (the “Corzo Employment Agreement”). As of December 31, 2016, Dr. Corzo’s employment with the Company ended.  In connection with the end of her employment, she entered into a separation agreement with the Company (the “Corzo Separation Agreement”) which provided for certain compensation related to her separation from employment as described below.  She also released us from all claims related to the termination of her employment.

The Corzo Employment Agreement provides that Dr. Corzo was to earn a base salary equal to $342,825 per year (to be reviewed annually by the Company’s chief executive officer for readjustment), plus reimbursement of expenses incurred on the Company’s behalf. Dr. Corzo was also entitled to a discretionary bonus with a target of 35% of her base salary. The termination provisions of the Corzo Employment Agreement were superseded by the Corzo Separation Agreement, which is further discussed below.

Dr. Corzo is considered one of our named executive officers because of the compensation received in connection with the Corzo Separation Agreement.

Other Executive Compensation Policies

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), generally disallows a tax deduction for compensation in excess of $1.0 million paid to our named executive officers whose compensation is required to be disclosed to our Shareholders under the Exchange Act.  Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met.  The Company seeks to structure the performance-based portion of any executive compensation package to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to the Company.  However, the Compensation Committee may recommend to the Board compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

“Nonqualified deferred compensation” is required by Section 409A of the Internal Revenue Code to be paid under plans or arrangements that satisfy certain statutory requirements regarding timing of deferral elections, timing of payments and certain other matters.  Employees and service providers who receive compensation that fails to satisfy these requirements may be subject to accelerated income tax liabilities, a 20% excise tax, penalties and interest on their compensation under such plans.  The Company seeks to design and administer our compensation and benefits plans and arrangements for all of our employees and service providers, including our named executive officers, to keep them either exempt from or in compliance with the requirements of Section 409A.

Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments if such executive receives compensatory payments or benefits that are contingent on a change in control, and the aggregate amount of such payments and benefits equal or exceeds three times the executive’s base salary amount. The portion of the payments and benefits in excess of one times base salary amount are treated as excess parachute payments and are subject to a 20% excise tax, in addition to any applicable federal income and employment taxes.

Deferred Compensation and Retirement Plans

The Company operates a qualified 401(k) Plan for all employees at its Lexington facility in the USA.  The uniQure, Inc. 401(k) Plan is an employee contribution plan only, and there are no employer contributions currently being made.  The uniQure Inc. 401(k) Plan offers both a before tax and after tax (Roth) component, which are subject to IRS statutory limits for each calendar year.

The Company operates a defined contribution pension plan for all employees at its Amsterdam facility in the Netherlands, which is funded by the Group through payments to an insurance company.

Equity Incentive Plan

The 2014 Restated Plan enables the Board to grant options, Restricted Stock Units (RSUs) and PSUs.  The purpose of the 2014 Restated Plan is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the group and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s shareholders.

The terms of the PSUs are further discussed above. For both RSUs and PSUs, the shares are automatically issued to the grantee upon the vesting of the award.

Under the Restated 2014 Plan, the maximum number of Ordinary Shares available is currently limited to 5,601,471.  As of March 31, 2017, 1,460,091 Ordinary Shares remained available for grant under the Restated 2014 Plan.

Role of Executive Officer in Determining Executive Compensation

The Compensation Committee and Board approve all compensation decisions related to our named executive offices. Such decisions by the Compensation Committee regarding compensation were made independently from our named executive officers.

Stock Ownership Requirements and Hedging Policies

Currently, the Company does not have any formal stock ownership requirements or any specific hedging policies related to stock ownership.

Risk Considerations

The Compensation Committee annually evaluates whether there are potential risks arising from the Company’s compensation policies and practices.  Based on such evaluation, the Compensation Committee believes that the Company’s compensation policies and practices do not encourage executives to take excessive risks because the various elements of the Company’s executive compensation policies and practices diversify the risks associated with any single element of the executive’s compensation.  Instead, the elements of the Company’s executive compensation policy are, collectively, designed to achieve the Company’s annual and long-term corporate objectives and strategies.

SUMMARY COMPENSATION TABLE

The following table summarizes the annual compensation paid to our named executive officers for the two fiscal years ended December 31, 2016 and 2015.

				Stock	Option	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation
Position	Year	($)	($)	($)	($)	($)	Total ($)

Matthew Kapusta, Chief Executive Officer and interim Chief Financial Officer (1)	2016	379,996	142,325	111,129	574,938	29,230	1,237,640

	2015	350,000	140,000	—	331,294	175,000	996,294

Daniel Soland, Chief Executive Officer (2)	2016	376,730	—	—	(154,494)	28,252	250,488

	2015	—	—	—	154,494	—	154,494

Charles Richard, SVP, Research and Development Neuroscience (3)	2016	352,620	103,814	69,120	789,000	364,110	1,678,664

	2015	196,813	53,537	—	394,500	11,000	655,850

Deya Corzo, SVP, Therapeutic area head Liver/Metabolism (4)	2016	353,110	123,589	129,600	90,919	375,110	1,072,328

	2015	345,964	119,989	—	199,813	22,000	687,766

(1) Mr. Kapusta served as our Chief Financial Officer since January 2015 and was appointed as our interim Chief Executive Officer on September 2016. He was appointed Chief Executive Officer on December 14, 2016 and has served as interim Chief Financial Officer since then.

(2) Mr. Soland served as our Chief Executive Officer from December 2015 until September 2016.

(3) Dr. Richard’s employment ended effective December 31, 2016.

(4) Dr. Corzo’s employment ended effective December 31, 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END (2016)

The following table contains information concerning exercisable stock options with respect to our Ordinary Shares granted to our named executive officers that were outstanding on December 31, 2016.

Name	Type of Equity Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date
Matthew Kapusta, Chief Executive Officer and Chief Financial Officer (1)	Options	56,250	43,750	—	14.71	2025
	Options	43,750	56,250	—	23.60	2025
	Options	0	100,000	—	7.53	2026
	RSUs	—	—	—	—	—
	PSUs	—	84,624	—	—	2026

Daniel Soland, Chief Executive Officer (2)	Options	—	—	—	—	—
	RSU’s	—	—	—	—	—
	PSUs	—	—	—	—	—

Charlie Richards, SVP, Research and Development Neuroscience (3)	Options	62,500	—	—	18.21	2017
	RSUs	—	—	—	—	—
	PSUs	—	12,000	—	—	2026

Deya Corzo, SVP, Therapeutic area head Liver/Metabolism (4)	Options	15,625	—	—	9.35	2017
	Options	15,625	—	—	23.60	2017
	RSUs	—	—	—	—	—
	PSUs	—	22,500	—	—	2026

(1) Mr. Kapusta served as our Chief Financial Officer since January 2015 and was appointed as our interim Chief Executive Officer on September 2016. He was appointed Chief Executive Officer on December 14, 2016 and has served as interim Chief Financial Officer since then.

(2) Mr. Soland served as our Chief Executive Officer from December 2015 until September 2016.

(3) Dr. Richard’s employment ended effective December 31, 2016.

(4) Dr. Corzo’s employment ended effective December 31, 2016.

Potential Payments upon Termination or Change of Control

Our employment agreements with our named executive officers provide for payments for such named executive officers upon termination in certain circumstances, including in the event of change in control.

Matthew Kapusta

The Kapusta Employment Agreement requires us to provide compensation and/or other benefits to Mr. Kapusta during his employment and in the event of that executive’s termination of employment under certain circumstances and in the event of termination as a result of a change in control. Those arrangements are described in greater detail below. All severance payments and benefits described below (except for Accrued Benefits) are conditioned upon the execution and delivery to the Company of a General Release of Claims.

Pursuant to the terms of the Kapusta Employment Agreement, if the Company terminates Mr. Kapusta’s employment (or fails to renew the Kapusta Employment Agreement) without Cause (defined below) or if Mr. Kapusta resigns or opts not to renew the Kapusta Employment Agreement for Good Reason (defined below), then Mr. Kapusta is entitled to Accrued Benefits (as defined below), twelve months of base salary, a lump sum bonus payment, accelerated vesting of options and restricted share unit awards which remain unvested as of the termination date, accelerated vesting of performance share unit awards to the extent then earned which remain unvested as of the termination date, and the continuation of certain other benefits.

If Mr. Kapusta’s employment with the Company terminates due to his death or disability, he will be entitled to Accrued Benefits and a lump sum bonus payment.

In the event of a Change of Control Termination (as defined below), Mr. Kapusta will be entitled to Accrued Benefits, a lump sum salary payment, a lump sum bonus payment, accelerated vesting of all equity awards which remain unvested as of the termination date and the continuation of certain other benefits.

If Mr. Kapusta’s employment with the Company is terminated voluntarily without Good Reason by Mr. Kapusta, for Cause by the Company, upon a vote of the general meeting of the Company’s shareholders to dismiss him or upon a vote of the Board to recommend dismissal from his positions at the Company to the general meeting of the Company’s shareholders and /or to suspend Mr. Kapusta from his positions, then Mr. Kapusta is not entitled to any severance.

“Accrued Benefit” means (a) payment of base salary through the termination date, (b) payment of any bonus for performance periods completed prior to the termination date, (c) any payments or benefits under the Company’s benefit plans that are vested, earned or accrued prior to the termination date (including, without limitation, earned but unused vacation); (d) payment of unreimbursed business expenses incurred by Mr. Kapusta; and (e) rights to indemnification and directors’ and officers’ liability insurance coverage, under any agreement between the Company and Mr. Kapusta, and/or under any of the Company’s organizational documents.

“Cause” means the good faith determination by the Company, after written notice from the Board to Mr. Kapusta that one or more of the following events has occurred and stating with reasonable specificity the actions that constitute Cause and the specific reasonable cure (related to sections (a) and (h) below): (a) Mr. Kapusta has willfully or repeatedly failed to perform his material duties in his capacity as chief executive officer or as a statutory director, and such failure has not been cured after a period of thirty (30) days’ notice; (b) any reckless or grossly negligent act by Mr. Kapusta having the foreseeable effect of injuring the interest, business or reputation of the Company, or any of its parent, subsidiaries or affiliates in any material respect and which did in fact cause such material injury; (c) Mr. Kapusta’s evidenced use of any illegal drug, or illegal narcotic, or excessive amounts of alcohol (as determined by the Company in its reasonable discretion) on Company property or at a function where Mr. Kapusta is working on behalf of the Company; (d) the indictment on charges or conviction for (or the procedural equivalent or conviction for), or entering of a guilty plea or plea of no contest with respect to a felony; (e) the conviction for (or the procedural equivalent or conviction for), or entering of a guilty plea or plea of no contest with respect to a misdemeanor which, in the Board’s reasonable judgment, involves moral turpitude deceit, dishonesty or fraud, except that, in the event that Mr. Kapusta is indicted on charges for a misdemeanor set forth above, the Board may elect, in its sole discretion, to place Mr. Kapusta on administrative garden leave with continuation of full compensation and benefits under this Agreement during the pendency of the proceedings; (f) conduct by or at the direction of Mr. Kapusta constituting misappropriation or embezzlement of the property of the Company, or any of its parents or affiliates (other than the occasional, customary and de minimis use of Company property for personal purposes); (g) a breach by Mr. Kapusta of a fiduciary duty owing to the Company, including the misappropriation of (or attempted misappropriation of) a corporate opportunity or undisclosed self-dealing; (h) a material breach by Mr. Kapusta of any material provision of this Agreement, any of the Company’s written employment policies or Mr. Kapusta’s fiduciary duties to the Company, which breach, if curable, remains uncured for a period of thirty (30) days after receipt by Executive of written notice of such breach from the Board, which notice shall contain a reasonably specific description of such breach and the specific reasonable cure requested by the Board; and (i) any breach of Section 6 of the Kapusta Employment Agreement.

“Change of Control” means any of the following: (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing forty (40) percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or (b) the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (c) the consummation of (1) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (2) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

“Change of Control Termination” means (a) any termination by the Company of Mr. Kapusta’s employment, other than for, that occurs within the period that starts ninety (90) days preceding the Change of Control and ends on the one-year anniversary of the Change in Control; or (b) any resignation by Mr. Kapusta for Good Reason, that occurs within the period that starts ninety (90) days preceding the Change of Control and ends on the one-year anniversary of the Change in Control.

“Good Reason” means that Mr. Kapusta has complied with the Good Reason Process (hereinafter defined) following the occurrence of any of the following events: (a) a material diminution in Mr. Kapusta’s responsibilities, authority or duties (excluding any duties associated with any position that Mr. Kapusta may hold at the Company); (b) a diminution in Mr. Kapusta’s base salary, except for across-the-board salary reductions, based on the Company’s financial performance, similarly affecting all or substantially all other senior management employees of the Company, which reduction does not occur before January 1, 2016 and does not reduce Mr. Kapusta’s base salary (in the aggregate with any similar reductions during the term of employment) by more than 20% from Mr. Kapusta’s highest base salary; (c) a material change in the geographic location at which Mr. Kapusta provides services to the Company (i.e., outside a radius of fifty (50) miles from Boston, Massachusetts); or (d) the material breach of the Kapusta Employment Agreement by the Company (each a “Good Reason Condition”). “Good Reason Process” shall mean that (a) Mr. Kapusta reasonably determines in good faith that a Good Reason Condition has occurred; (b) Mr. Kapusta notifies the Board in writing of the first occurrence of the Good Reason Condition within sixty (60) days of the first occurrence of such condition; (c) Mr. Kapusta cooperates in good faith with the Company’s efforts, for a period not less than thirty (30) days following such notice (the “Cure Period”), to remedy the Good Reason Condition; (d) notwithstanding such efforts, the Good Reason Condition continues to exist; and (e) Mr. Kapusta terminates the his employment within sixty (60) days after the end of the Cure Period. If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

Daniel Soland

As described above, Mr Soland resigned from his role as chief executive officer in September 2016.  In connection with his resignation, he executed the “Soland Release” which stated he resigned without Good Reason (as defined below) and that he was entitled to no severance or other benefit other than Accrued Benefits (as defined below.)

“Accrued Benefits” means (i) payment of base salary through the termination date, (ii) any payments or benefits under the Company’s benefit plans that are vested, earned or accrued prior to the termination date (including, without limitation, earned but unused vacation); (iii) payment of unreimbursed business expenses incurred by Mr. Soland; and (iv) rights to indemnification and directors’ and officers’ liability insurance coverage as provided in the Soland Employment Agreement, under any other agreements between the Company and Mr. Soland, in any insurance policy providing for such coverage or permitting such coverage and/or under any of the Company’s organizing documents or the organizing documents of any of the Company’s parents, subsidiaries or affiliated entities as applicable.

“Good Reason” means that Mr. Soland has complied with the Good Reason Process (hereinafter defined) following the occurrence of any of the following events:  (i) Mr. Soland ceasing to serve as CEO or a member of the Board; (ii) a diminution in Mr. Soland’s base salary, except for across-the-board salary reductions, based on the Company’s financial performance, similarly affecting all or substantially all other senior management employees of the Company, which reduction does not occur before January 1, 2017 and does not reduce Mr. Soland’s base salary (in the aggregate with any similar reductions during the employment period) by more than 20% from Mr. Soland’s highest base salary; (iii) a material change in the geographic location at which Mr. Soland provides services to the Company (i.e., outside a radius of fifty (50) miles from Lexington, Massachusetts); (iv) the material breach of this Agreement by the Company or (v) the failure of the shareholders to appoint Mr. Soland to the Board at the EGM (each a “Good Reason Condition”).  “Good Reason Process” shall mean that (vi) Mr. Soland reasonably determines in good faith that a Good Reason Condition has occurred; (vii) Mr. Soland notifies the Board in writing of the first occurrence of the Good Reason Condition within sixty (60) days of the first occurrence of such condition; (viii) Mr. Soland cooperates in good faith with the Company’s efforts, for a period not less than thirty (30) days following such notice (the “Cure Period”), to remedy the Good Reason Condition; (ix) notwithstanding such efforts, the Good Reason Condition continues to exist; and (x) Mr. Soland terminates Mr. Soland’s employment within sixty (60) days after the end of the Cure Period.  If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

Charles Richard

As described above, Dr. Richard’s employment with the Company ended effective December 31, 2016. In connection with the end of his employment, he entered into the Richard Separation Agreement.

The Richard Separation Agreement provided for Dr. Richard to receive Accrued Benefits (as defined below) under the Richard Employment Agreement, a lump sum separation payment of $353,109.90, a discretionary bonus of $103,814 and 12,000 PSUs, the vesting of which was accelerated by the Board.

“Accrued Benefits” means (i) the payment of base salary through the termination date, (ii) payment of any bonus for performance periods completed prior to the termination date, (iii) any payments or benefits under the Company’s benefit plans that are vested, earned or accrued prior to the termination date (including, without limitation, earned but unused vacation), and (iv) payment of unreimbursed business expenses.

Deya Corzo

As described above, Dr. Corzo’s employment with the Company ended effective December 31, 2016. In connection with the end of her employment, she entered into the Corzo Separation Agreement.

The Corzo Separation Agreement provided for Dr. Corzo to receive Accrued Benefits (as defined below) under the Corzo Employment Agreement, a lump sum separation payment of $342,825, a discretionary bonus of $123,588.50 and 22,500 PSUs, the vesting of which was accelerated by the Board..

“Accrued Benefits” means (i) the payment of base salary through the termination date, (ii) payment of any bonus for performance periods completed prior to the termination date, (iii) any payments or benefits under the Company’s benefit plans that are vested, earned or accrued prior to the termination date (including, without limitation, earned but unused vacation), and (iv) payment of unreimbursed business expenses.

DIRECTOR COMPENSATION

Overview of Director Compensation Program

Current Director Compensation Arrangements

Our Remuneration Policy provides guidelines for the compensation of non-executive directors. Our non-executive directors are compensated for their services on our Board as follows:

•                  Each non-executive director receives an annual retainer of $35,000, pro-rated for service over the course of the year.

•                  The chairman of the board receives an additional annual retainer of $35,000.

•                  Each non-executive director who services as member of a committee of our Board receives additional compensation as follows:

•                  Compensation Committee:  an annual retainer of $5,000; chair an annual retainer of $10,000.

•                  Nominating and Corporate Governance Committee:  an annual retainer of $5,000; chair an annual retainer of $10,000.

•                  Audit Committee:  an annual retainer of $7,500; chair an annual retainer of $15,000.

•                  Each non-executive director receives of an annual equity grant consisting of one-half options and one-half RSUs with a one-year vesting period for each. The size of the annual equity grant is determined by reference to our peer group companies.

Each annual retainer for Board and committee service is payable semi-annually.

Each member of our Board is also entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee of the Board on which she or he serves.

DIRECTOR COMPENSATION TABLE

The following table summarizes the annual compensation paid to our directors for the fiscal year ended December 31, 2016.

Name	Fees Earned ($)	Option Awards ($)	Restricted Stock Unit Awards ($)	Total ($)
Philip Astley-Sparke	49,781	32,623	34,086	116,490
Jack Kaye	23,958	12,481	—	36,439
Will Lewis	62,500	23,684	34,086	120,270
David Schaffer	—	14,660	34,086	48,746
Paula Soteropoulos	42,500	14,660	34,086	91,246
Dr. Sander van Deventer	45,000	19,172	34,086	98,258

Mr. Kapusta’s compensation is disclosed above in the section titled “Management Compensation.”

GENERAL MATTERS

Availability of Certain Documents

A copy of our 2016 Annual Report on Form 10-K has been posted on our website along with this Proxy Statement at http://www.uniqure.com/investors-newsroom/shareholder-stock-info.php.  A copy of our Dutch statutory annual accounts is available on our website at www.uniqure.com or may be obtained by written request.

We will also be filing our Dutch statutory annual accounts on a Current Report on Form 8-K to be filed on or about the date of this Proxy Statement.

The original 2016 Report of the Board of Directors, including the 2016 annual accounts, the statement of the external auditors of the Company and the other information as required by Dutch law are available for inspection at the principal executive offices of the Company at the address below as of the date of the notice convening the 2017 Annual Meeting.

Please send a written request to investor relations at the Company’s principal executive offices below:

uniQure N.V.

Paasheuvelweg 25a

1105BP Amsterdam

The Netherlands

Attention: Investor Relations

Email: investors@uniQure.com

or to the Company’s administrative offices:

uniQure N.V.

113 Hartwell Avenue

Lexington, MA 02421

United States

Attention: Investor Relations

Shareholder Communications

The Company has a process for Shareholders who wish to communicate with the Board.  Shareholders who wish to communicate with the Board may write to the Board at the address of the Company’s principal executive office given above. These communications will be received by Investor Relations, and will be presented to the Board in the discretion of investor relations. Certain items that are unrelated to the Board’s duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. Any communication determined in good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Board.

Proposals for the 2018 Annual General Meeting of Shareholders

If any shareholder wishes to propose a matter for consideration at our 2018 annual general meeting of shareholders, the proposal should be delivered to investor relations at the address above.

To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement and form of proxy for our 2018 annual general meeting of shareholders, a proposal must be received by investor relations on or before January 1, 2018, unless the date of the 2018 annual general meeting is changed by more than 30 days from the date of the 2017 Annual Meeting, and must satisfy the proxy rules promulgated by the SEC.

Any other shareholder proposals and nominations to be presented at our 2018 annual general meeting of shareholders, must be received by the Company no later than 60 days before the date of the annual general meeting and must otherwise be given pursuant to the requirements of Dutch law.

Proposals and nominations that are not received by the dates specified above will be considered untimely. In addition, proposals must comply with the laws of the Netherlands, our Articles of Association and the rules and regulations of the SEC.

Other Matters

At the date of the Proxy Statement, management is not aware of any matters to be presented for action at the 2017 Annual Meeting other than those described above.  However, if any other matters should properly come before the 2017 Annual Meeting, it is the intention of the persons named in the accompanying Proxy Card to vote such Proxy Card in accordance with their judgment on such matters.

May 1, 2017	By Order of the Board of Directors,

/s/ Matthew Kapusta
Matthew Kapusta, Chief Executive Officer, interim Chief Financial Officer and Executive Director

. uniQure N.V. MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE  SACKPACK 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 X Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 14, 2017. Vote by Internet • Go to www.investorvote.com/QURE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Annual Meeting Proxy Card 1234 5678 9012 345 q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Management Board recommends a vote FOR Proposals 1 – 7. ForAgainst AbstainForAgainst Abstain+ 1. Resolution to adopt the 2016 annual accounts and treatment of the results. 2. Resolution to discharge liability of the members of the Board for their management. 4. Resolution to redesignate the Board as the competent body to issue ordinary shares and options and to limit or exclude pre-emptive rights. 5. Authorization of the Board to repurchase ordinary shares. 3a. Appointment of Paula Soteropoulos as non-executive director. 3b. Appointment of Will Lewis as a non-executive director 6. Resolution to reappoint PricewaterhouseCoopers Accountants N.V. as auditor of the Company for the 2017 financial year ending at the close of the Annual General Meeting. 7. Amendment to the Articles of Association. MMIFMVOTINMG BYMMAIL,MYOU MMUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE + 1 U P X 3 2 9 8 0 8 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM 02L2WD

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — uniQure N.V.+ 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS Proxy and Power of Attorney of Shareholders The undersigned shareholder of uniQure N.V. (the “Company”) hereby constitutes and appoints each of Philip Astley-Sparke and Matthew Kapusta as the attorney and proxy of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the Annual General Meeting of Shareholders of the Company to be held at Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands, at 9:30 a.m. CEST on Wednesday, 14 June 2017 and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS. (Items to be voted appear on reverse side.) B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.+